SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): September 2, 1999


                      Commission file number 1-13970


                        CHROMCRAFT REVINGTON, INC.
         ------------------------------------------------------
        (Exact name of Registrant as specified in its charter)


             Delaware                            35-1848094
   ----------------------------       ---------------------------------
   (State or other jurisdiction       (IRS Employer Identification No.)
        of incorporation)


              1100 North Washington Street, Delphi, IN  46923
 -------------------------------------------------------------------------
 (Address, including zip code of Registrant's principal executive offices)


                            (317) 564-3500
          ----------------------------------------------------
          (Registrant's telephone number, including area code)

Item 2.  Acquisition of Assets

     Effective as of September 2, 1999, CRI Corporation-Sumter (the "Purchaser") purchased all of the outstanding shares of common stock (the "Shares") of Korn Industries, Incorporated ("Korn Industries") pursuant to a Stock Purchase Agreement (the "Agreement") by and among the Purchaser, Korn Industries and the shareholders of Korn Industries (the "Selling Shareholders"). The Purchaser is a wholly-owned subsidiary of Chromcraft Revington, Inc. (the "Registrant").

     The Purchaser acquired all of the Shares directly from the Selling Shareholders for a purchase price of $7.4 million, payable in cash in accordance with the Agreement. The ultimate source of funds was the Registrant's line of credit facility provided by Bank One, Indiana, N.A.

     Korn Industries' corporate headquarters and manufacturing facilities are located in Sumter, South Carolina and it will operate as a wholly-owned subsidiary of the Purchaser. Korn Industries manufactures and sells solid wood bedroom and dining room furniture through its Sumter Cabinet Company division. The Purchaser intends to continue the use of Korn Industries' plant, machinery and equipment predominately in the manufacture and sale of such furniture.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of business acquired

     (1) The financial statements of Korn Industries required to be filed in response to Item 7(a)(1) will be filed with the Securities and Exchange Commission as soon as practicable but not later than 60 days after the date that this Form 8-K must be filed with the Commission.

     (2)  The accountant's report required to be filed in response to
          Item 7(a)(2) will be filed with the Securities and Exchange Commission at the same time that the financial statements of Korn Industries required by Item 7(a)(1) are filed with the Commission.

(b)  Pro forma financial information

          The pro forma financial information required to be filed in response to Item 7(b)(1) will be filed with the Securities and Exchange Commission as soon as practicable but not later than 60 days after the date that this Form 8-K must be filed with the Commission.

(c)  Exhibits

     2 Stock Purchase Agreement dated September 3, 1999 by and among the Purchaser, Korn Industries and the Selling
          Shareholders.

     23 Consent of Independent Auditor of Korn Industries (to be filed at the same time that financial statements of Korn Industries are filed with the Securities and Exchange
          Commission pursuant to Item 7(a)(1)).

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHROMCRAFT REVINGTON, INC.
                                        --------------------------
                                        (Registrant)


Date: September 17, 1999                /s/ Frank T. Kane
      ------------------                --------------------------
                                        Frank T. Kane
                                        Vice President-Finance

                               EXHIBIT 2
                               ---------

                       STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into as of the 3rd day of September, 1999, by and among CRI CORPORATION-SUMTER ("CRI"), a Delaware corporation, KORN INDUSTRIES, INCORPORATED (the "Company"), a South Carolina corporation, and the following shareholders of the Company (each individually, a "Selling Shareholder" and collectively, the "Selling Shareholders"):

     William Melton Tisdale, Jr.
     Tisdale Family Limited Partnership
     C. Arnold Decker, Jr.
     C. Arnold Decker, Jr., life tenant with William Melton Tisdale, Jr., as remainderman
     Dr. G. Clifford and Florence B. Decker Foundation
     Bonnie Lee D. Decker
     Sidney Keith, Jr.
     Susan D. Keith
     First Presbyterian Church of Sumter, S.C.
     Lloyd Ogilvie Ministries
     In Touch Ministries
     Coral Ridge Ministries, Inc.
     Ben Haden Ministries
     Society for the Prevention of Cruelty to Animals and Humane
        Education Center for Sumter, Inc.

                         W I T N E S S E T H:

     WHEREAS, the Company is a corporation organized and existing under the laws of the State of South Carolina, maintains its principal office at Sumter, South Carolina and is engaged in the business of manufacturing and selling furniture (the "Business");

     WHEREAS, CRI is a corporation organized and existing under the laws of the State of Delaware, maintains its principal office at Delphi, Indiana and is a wholly-owned subsidiary of Chromcraft
Revington, Inc., a Delaware corporation;

     WHEREAS, the Selling Shareholders own all of the issued and outstanding shares of all capital stock of the Company (the "Shares"); and

     WHEREAS, the Selling Shareholders desire to sell and transfer to CRI, and CRI desires to purchase and accept from the Selling
Shareholders, all of the Shares upon the terms and subject to the conditions stated herein and such that the Company will become a wholly-owned subsidiary of CRI;

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants, agreements and mutual obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CRI, the Company and the Selling Shareholders hereby agree as follows:


                               SECTION 1

                    PURCHASE AND SALE OF THE SHARES

     1.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Selling Shareholders shall sell, transfer, assign and deliver to CRI, and CRI shall purchase and acquire from the Selling Shareholders, all right, title and interest in and to the Shares, free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, transfer restrictions, rights of conversion or exchange, adverse claims or rights of any third party and other restrictions or limitations whatsoever (the "Transaction").

     1.02. The Closing. The closing of the Transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Krieg DeVault Alexander & Capehart, LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana and shall be effective as of 11:59 p.m., Indianapolis time, on September 2, 1999. The date on which the Closing occurs shall be referred to herein as the "Closing Date." Subject to the provisions of Section 7, failure to close the Transaction on the date and time and at the place determined pursuant to this Section 1.02 shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement.

     1.03. Purchase Price. The aggregate purchase price to be paid by CRI to the Selling Shareholders for all of the Shares shall be Seven Million Four Hundred Thousand Dollars ($7,400,000) (the
"Purchase Price"), or One Hundred Sixty-Two and 50.5/100 Dollars per Share ($162.505).

     1.04. Method of Payment. At the Closing, CRI shall pay in immediately available funds by wire transfer to the Shareholder Representative, in trust for the Selling Shareholders, in respect of the Shares held by each of the Selling Shareholders on the Closing Date an amount equal to the Purchase Price of $7,400,000 (less the Escrow Fund in the amount of $3,500,000) divided by the 45,537 Shares outstanding on the Closing Date. Immediately following the Closing, the Shareholder Representative shall distribute to the Selling Shareholders the Purchase Price less the aggregate escrow funds as follows:

                                                         Portion of
     Shareholder                                       Purchase Price

     William Melton Tisdale, Jr.                       $     3,511.43
     Tisdale Family Limited Partnership                  1,438,829.96
     C. Arnold Decker, Jr.                                  44,963.44
     C. Arnold Decker, Jr., life tenant with
        William Melton Tisdale, Jr., as remainderman        32,116.74
     Dr. G. Clifford and Florence B. Decker Foundation     179,853.76
     Bonnie Lee D. Decker                                   44,963.44
     Sidney Keith, Jr.                                      44,963.44
     Susan D. Keith                                         44,963.44
     First Presbyterian Church of Sumter, S.C.              43,038.14
     Lloyd Ogilvie Ministries                               43,038.14
     In Touch Ministries                                    43,038.14
     Coral Ridge Ministries, Inc.                           43,038.14
     Ben Haden Ministries                                   43,038.14
     Society for the Prevention of Cruelty to
        Animals and Humane Education Center
        for Sumter, Inc.                                 1,850,643.65
                                                       --------------
                                   Total               $ 3,900,000.00


     Each of the Selling Shareholders understands, acknowledges and agrees that, once CRI pays the Purchase Price less the Escrow Fund to the Shareholder Representative on the Closing Date, CRI shall have no further liability, obligation or responsibility to any of the Selling Shareholders with respect to the payment at the Closing of the Purchase Price less the aggregate escrow funds.

     The parties hereto understand, acknowledge, and agree that CRI shall not be obligated to pay to the Selling Shareholders or any other party any amount in addition to the Purchase Price for the Shares. In the event that any shares of capital stock of the Company in addition to those reflected in Section 2.03(f) hereof are delivered to CRI following the Closing Date, the proportionate amount of the Purchase Price to which each Selling Shareholder is entitled to receive pursuant to this Agreement shall be reduced and then reallocated by the Selling Shareholders, and not CRI, to take into account the existence of such additional shares of capital stock.

     1.05. Escrow Fund. Simultaneous with the execution of this Agreement, CRI shall deposit Three Million Five Hundred Thousand Dollars ($3,500,000) ("Escrow Fund") into an escrow account pursuant to the terms and provisions set forth in an escrow agreement (the

"Escrow Agreement") dated as of the same date hereof in a form to be mutually agreed upon by the parties and to be executed at the Closing. The Escrow Fund shall be used to satisfy the obligations of the Selling Shareholders to indemnify CRI and the Company pursuant to
Section 8 hereof and for the indemnification obligations provided in paragraph 3 of the Escrow Agreement; provided, however, that the Escrow Fund shall not limit in any manner such indemnification obligations of the Selling Shareholders.

     1.06.     Delivery of Stock Certificates.  The Selling
Shareholders shall deliver to CRI, at the Closing, the certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer.

     1.07. Further Assurances. The Selling Shareholders from time to time after the Closing, at CRI's request, shall execute, acknowledge and deliver such other documents, instruments and writings and shall take such other actions as CRI may request in order to give effect to the Transaction or otherwise as may be necessary to carry out or evidence the transactions contemplated by this Agreement.

     1.08. Designation of Shareholders. The following shareholders of the Company are sometimes hereinafter referred to collectively as the "Family Shareholders":

          William Melton Tisdale, Jr.
          Tisdale Family Limited Partnership
          C. Arnold Decker, Jr.
          C. Arnold Decker, Jr., life tenant with William Melton
             Tisdale, Jr., as remainderman
          Bonnie Lee D. Decker
          Sidney Keith, Jr.
          Susan D. Keith

The following shareholders of the Company are sometimes hereinafter referred to collectively as the "Charity Shareholders":

          Dr. G. Clifford and Florence B. Decker Foundation
          First Presbyterian Church of Sumter, S.C.
          Lloyd Ogilvie Ministries
          In Touch Ministries
          Coral Ridge Ministries, Inc.
          Ben Haden Ministries
          Society for the Prevention of Cruelty to Animals and Humane Education Center for Sumter, Inc.

Both the Family Shareholders and the Charity Shareholders are sometimes hereinafter referred to collectively as the "Selling
Shareholders".


                               SECTION 2

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                     AND THE FAMILY SHAREHOLDERS

     The Company and each of the Family Shareholders, jointly and severally, hereby represent and warrant to CRI as of the date of this Agreement and as of the Closing Date as follows:

     2.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Company is duly qualified to do business and is in good standing in each state and jurisdiction set forth on
Schedule 2.01 hereto, which are the only states and jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. The Company possesses full power and authority (corporate and otherwise) and all licenses, permits and authorizations necessary to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. The Company has no subsidiaries and owns no stock, securities or any other interest in any corporation, partnership, limited liability company, joint venture or other entity.

     2.02. Authority; No Violations. (a) The Company and each of the Selling Shareholders that are entities have the requisite corporate power and authority, and each of the individual Selling Shareholders has the capacity and authority, to enter into this Agreement and to perform its respective obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section
6.02 hereof. This Agreement and its execution and delivery by the Company have been duly authorized and approved by the Board of Directors of the Company and the Board of Directors or Trustees of each of the Charity Shareholders. This Agreement constitutes a valid and binding obligation of the Company and each of the Selling Shareholders and is enforceable against the Company and the Selling Shareholders in accordance with its terms.

     (b) Neither the execution of this Agreement nor the consummation of the Transaction (with or without notice or lapse of time)
(i) conflicts with or violates the Company's Articles of Incorporation or By-Laws; (ii) conflicts with or violates any law, statute, ordinance, rule, regulation or governmental requirement or any court or administrative judgment, order, injunction, writ, directive or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, understanding, arrangement, commitment, instrument or other writing to which the Company or any of the Selling Shareholders is a party or by which the Company or any of the Selling Shareholders is subject or bound; (iv) results in the creation of or gives any person, proprietorship, partnership, limited liability company, corporation or other entity the right to create any lien, charge, claim, encumbrance, mortgage, security interest or option, or results in the creation of any other rights or claims of any third party, upon any right, property or asset of the Company; or
(v) terminates or gives any person, proprietorship, partnership, limited liability company, corporation or other entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, understanding, arrangement, commitment, instrument or other writing to which the Company or any of the Selling Shareholders is a party or is subject or bound or with respect to which the Company or any of the Selling Shareholders is to perform any duties or obligations or receive any rights or benefits.

     2.03. Capital Stock. (a) The entire authorized capital stock of the Company (the "Company Common Stock") consists of 2,000 shares of One Dollar ($1.00) par value voting common stock, of which 626 shares are issued and outstanding, and 198,000 shares of One Dollar ($1.00) par value non-voting common stock, of which 44,911 shares are issued and outstanding. There are no other authorized, issued or outstanding shares of capital stock of the Company other than as described in this Section 2.03(a). The Shares have been duly and validly authorized by all necessary corporate action of the Company, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Company shareholder. The Company has no treasury shares and no capital stock authorized or issued other than as described in this
Section 2.03(a). Such 45,537 shares of outstanding voting and non-voting common stock of the Company are referred to collectively herein as the "Shares".

     (b) Except with respect to that certain Agreement dated as of December 31, 1992, by and among the Company, the Society for the Prevention of Cruelty to Animals and Humane Education Center of Sumter, South Carolina and the "Listed Charities", a copy of which is included in Schedule 2.03(b) hereto, there are no outstanding or authorized options, warrants, commitments, calls, puts, agreements, understandings, commitments, arrangements or subscription rights relating to any shares of the Company Common Stock or any of the Shares that are binding upon the Company, nor are there any securities convertible into or representing the right to purchase or otherwise acquire any capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

     (c) Except with respect to that certain Agreement dated as of December 31, 1992 by and among the Company, the Society for the Prevention of Cruelty to Animals and Humane Education Center of Sumter, South Carolina and the "Listed Charities", a copy of which is included in Schedule 2.03(b) hereto, the Company is not a party to any agreement and does not have any contractual or other obligation
(i) to repurchase, redeem or otherwise acquire any Shares, or (ii) to issue any shares of Company Common Stock which are not issued and outstanding on the date of this Agreement.

     (d) The Company does not have a class of securities registered under, and is not subject to any reporting requirements of, the Securities Exchange Act of 1934, as amended.

     (e) Except as set forth in Schedule 2.03(e) hereto, each of the Selling Shareholders owns his respective Shares free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, transfer restrictions, rights of conversion or exchange, adverse claims or rights of any third party and any other restriction or limitation whatsoever. Each of the Selling Shareholders holds his respective Shares as his sole and separate property. No consent, approval, authorization or waiver of any person, proprietorship, partnership, limited liability company, corporation or other entity or any third party is required for the execution, delivery and performance of this Agreement, or the consummation of the Transaction, by any of the Selling Shareholders.

     (f) Set forth below is a true, accurate and complete list of the name and number of voting and non-voting Shares currently owned by each shareholder of the Company.

                          Voting Shareholders

                                                             Number of
     Name                                                  Voting Shares

     William Melton Tisdale, Jr.                                41
     Tisdale Family Limited Partnership                        168
     C. Arnold Decker, Jr.                                      21
     C. Arnold Decker, Jr., life tenant with William Melton
        Tisdale, Jr. as remainderman                           375
     Dr. G. Clifford and Florence B. Decker Foundation          21
                                                               ---
                                               Total           626

                        Non-Voting Shareholders

                                                              Number of
     Name                                                 Non-Voting Shares

     Tisdale Family Limited Partnership                        16,632
     C. Arnold Decker, Jr.                                        504
     Dr. G. Clifford Decker and Florence B. Decker Foundation   2,079
     Bonnie Lee Decker                                            525
     Sidney Keith, Jr.                                            525
     Susan D. Keith                                               525
     First Presbyterian Church of Sumter, S.C.                    502.52
     Lloyd Ogilvie Ministries                                     502.52
     In Touch Ministries                                          502.52
     Coral Ridge Ministries, Inc.                                 502.52
     Ben Haden Ministries                                         502.52
     Society for the Prevention of Cruelty to Animals and
        Humane Education Center of Sumter, Inc.                21,608.40
                                                               ---------
                                             Total             44,911.00

     (g) The parties hereto agree that CRI will not incur any liability relating to any sales, purchases or transfers (or any facts, circumstances or disclosures in connection therewith) of the Shares or of shares of Company Common Stock having occurred on or prior to the Closing Date.

     2.04. Articles of Incorporation and By-Laws. A true, accurate and complete copy of the Articles of Incorporation and By-Laws of the Company, including all amendments thereto, in effect as of the date of this Agreement is set forth in Schedule 2.04 hereto.

     2.05. Financial Statements. The Company has delivered to CRI copies of the following financial statements:

     (a) The Company's audited balance sheets as of November 28, 1998 and November 29, 1997 and related statements of income, stockholders' equity and cash flows for the fiscal years ended November 28, 1998, November 29, 1997 and November 30, 1996, including the notes contained therein or annexed thereto (collectively, the "Company Audited Financial Statements"); and

     (b) The Company's unaudited interim balance sheet as of June 26, 1999 and its related unaudited statements of income and cash flow for the seven months then ended (collectively, the "Company Interim Financial Statements").

     The Company Audited Financial Statements and the Company Interim Financial Statements are collectively referred to herein as the "Company Financial Statements". The Company Financial Statements present fairly and accurately the financial position of the Company as of and at the dates shown and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). The Company Interim Financial Statements contain all adjustments necessary to present fairly and accurately the financial position and results of operation of the Company as of and for the interim periods presented therein. Except as set forth in Schedule 2.05 hereto, the Company Financial Statements do not include any assets, liabilities or obligations which should not be included in accordance with GAAP or omit any assets, liabilities or obligations (whether absolute, contingent, fixed, matured, unmatured or otherwise) which should be included in accordance with GAAP and which, in either case, would render any of the Company Financial Statements false, misleading or inaccurate in any respect. Except for the losses incurred by the Company for the seven month period ended June 26, 1999, there has been no adverse change in the capitalization, assets, liabilities, business, prospects, gross margin, profitability or methods of doing business of the Company since November 28, 1998, other than changes in the ordinary course of business.

     2.06. Absence of Undisclosed Liabilities. There are no (and there is no basis for) liabilities, debts or obligations of, or claims against, the Company of any nature (whether absolute, contingent, accrued, unaccrued, fixed, matured, unmatured or otherwise) except (a) as and to the extent reflected on the Company Financial Statements, and (b) as set forth in Schedule 2.06 hereto.

     2.07.     Accounts Receivable.  Except as set forth on Schedule
2.07 hereto, the Company's accounts receivable reflected on the Company Financial Statements (a) are valid and genuine, (b) are current and collectible in the ordinary course of business in accordance with the terms thereof, (c) represent bona fide obligations resulting from sales or deliveries of goods or products in the ordinary course of business, (d) are not subject to defenses, set-offs or counterclaims, and (e) with respect to the accounts receivable existing as of November 28, 1998, are properly reflected on the Company Financial Statements in accordance with GAAP and, with respect to the accounts receivable recorded or arising since November 28, 1998, are properly reflected on the books and records of the Company. The allowance for doubtful accounts and other reserves as reflected on the Company Financial Statements are adequate and in accordance with GAAP.

     2.08. Inventories; Machinery and Equipment. (a) Except as set forth on Schedule 2.08 hereto, all inventories of the Company, including, without limitation, raw materials, work-in-process and finished goods, (i) were acquired for adequate consideration and have been maintained in the ordinary course of business, (ii) are of good and merchantable quality and are not damaged, obsolete or slow-moving,
(iii) are not subject to any write-down or write-off and have been valued at the lower of cost or market on a FIFO inventory method of accounting in accordance with GAAP, (iv) are currently usable on a non-discounted basis in the ordinary course of business, and (v) can be sold or used in the ordinary course of the Company's business without discount, other than normal trade discounts regularly offered by the Company in the ordinary course of its business. The quantities of each type of inventory maintained by the Company are in an amount consistent with the Company's past practices and are reasonable in the present circumstances of the Company. The Company has not consigned any of its inventory to any third party.

     (b) Except as set forth in Schedule 2.08 hereto, the machinery and equipment owned or leased by and used in the Company's business are in good operating condition, have been and are being maintained and repaired in the ordinary course of business so as to preserve their usefulness and value and are reflected on the Company Financial Statements in accordance with GAAP.

     2.09. Suppliers and Customers. Set forth in Schedule 2.09 hereto is a true, accurate and complete list of the names and dollar volume of sales of the twenty-five (25) largest customers of the Company for each of the fiscal years ended November 28, 1998 and November 29, 1997 and for the eight months ended July 31, 1999. The Company and the Selling Shareholders have no knowledge of (a) any person or entity providing any products, components, materials, supplies or other items or any services to the Company who intends to cease selling such products, components, materials, supplies or other items or services to the Company or to limit, reduce or materially alter the terms or conditions of any such sales to the Company, (b) any inadequacy or shortage of any raw materials, products, components, materials, supplies, items or services necessary or required for the Company to carry on its business as it has historically been conducted, or (c) any customer of the Company which individually represented or accounted for at least Fifty Thousand Dollars ($50,000.00) of the Company's total sales for the fiscal year ended November 28, 1998, or any of the other customers of the Company that taken together in the aggregate represent a material portion of the Company's business, who intends or intend to terminate, limit, reduce or change its or their order volume or business relations with the Company. Set forth in Schedule 2.09 hereto is a true, accurate and complete description of the terms of all selling arrangements between the Company and any customer, including, without limitation, any advertising allowances, discounts, consignments, rebates or other incentive programs or plans.

     2.10. Properties, Contracts and Other Agreements. Set forth in Schedules 2.10(a), (b), (c), (d), (f), (g) and (h) hereto is a true, accurate and complete list or description of the following (all of which the Company has previously delivered true, accurate and complete copies to CRI):

     (a) The location of all real property owned or leased by the Company and the principal buildings located thereon, together with copies of the title insurance policies relating to such real property, which policies contain a legal description of such real property;

     (b) All loan or credit agreements, lines of credit, letters of credit, promissory notes, land or conditional sales contracts, other title retention agreements, security agreements, mortgages, deeds of trust, indentures, bonds and guaranties of the debts or obligations of a third party relating to the Company or to which the Company is a party;

     (c) All agreements, contracts, understandings, commitments or obligations of the Company which:

          (i) involve payments by the Company of more than $5,000, whether individually or in the aggregate;

          (ii) relate to the purchase of goods, products, supplies, materials or other items or services in excess of $5,000, whether individually or in the aggregate;

          (iii) involve payments based on profits of the Company;

          (iv)  were not made in the ordinary course of business; or

          (v) may not be terminated without penalty within one (1) year from the date of this Agreement;

     (d) All leases of real, personal and other property to which the Company is a party or is subject or bound;

     (e) All agreements involving any partnership, joint venture or ownership interest of the Company;

     (f) All agreements concerning confidentiality or noncompetition with respect to any of the directors, officers, employees, agents or representatives of the Company involving the furniture business generally;

     (g) All profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, or other plan or arrangement for the benefit of its current or former directors, officers and employees; and

     (h) All operations or lines of business engaged in by the Company, all subsidiaries or divisions of the Company and all current or prior affiliates of the Company during the past ten (10) years.

     2.11. No Defaults. Except for certain trade accounts payable of the Company which are not being paid in a timely manner, (a) the Company has not breached or violated and is not in default under any contract, agreement, document, lease, license, promissory note, mortgage, deed of trust, indenture, bond, understanding, arrangement or commitment to which it is a party, (b) no breach, violation or default under any of the foregoing by any other party thereto has occurred, and (c) no event has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default thereof.

     2.12. Title to Assets and Leasehold Interests. (a) The Company has good and marketable title to all of the Company's assets and properties (whether real, personal, mixed or otherwise), including, without limitation, all such properties reflected in the Company Audited Financial Statements for the fiscal year ended November 28, 1998, other than personal property disposed of in the ordinary course of business since November 28, 1998; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real, personal or otherwise) which the Company purports to own or which the Company uses in its business; and good and marketable title to all property and assets acquired and not disposed of since November 28, 1998. Except as set forth in Schedule 2.12(a) hereto, all of such properties and assets are owned by the Company free and clear of any and all land or conditional sales contracts, mortgages, deeds of trust, liens, pledges, restrictions, security interests, charges, claims, encumbrances or rights of any third party (other than the right of any owner of any asset or property leased by the Company).

     (b) All real property owned or leased by the Company is in compliance with all applicable zoning, land use, public health, fire safety, building code and other similar laws, statutes, ordinances, rules, regulations and government requirements applicable thereto or relating to the ownership, occupancy or operation thereof.

     (c) With respect to each lease of real or personal property to which the Company is a party, (i) the Company has a valid leasehold interest in such real or personal property, (ii) such lease is in full force and effect and enforceable against the parties thereto in accordance with its terms, (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full,
(iv) no waiver, indulgence, release, extension or postponement of any obligations thereunder has been granted by any party thereto,

(v) there exists no default or breach (or an event that, with notice or lapse of time or both, would constitute a default or breach) under such lease, and (vi) the transactions contemplated by this Agreement will not constitute a default or breach, or cause the termination or any modification, of such lease.

     (d) All real property owned or leased by the Company is accurately described on Schedule 2.12(d) hereto.

     (e) All real property sold, transferred or otherwise disposed of or owned, leased or used by the Company during the past ten (10) years is accurately described on Schedule 2.12(e) hereto.

     (f) All buildings and improvements located on any real property owned by the Company (i) is structurally sound, (ii) is free of defects, and (iii) has been and is currently being maintained and repaired in the ordinary course of business. There are no condemnation or eminent domain proceedings pending or threatened against any real property owned by the Company (or any buildings or improvements thereon). There are no public improvements currently being made or proposed which may result in a special assessment against or otherwise affect such real property.

     2.13. Litigation and Pending Proceedings. (a) Except as set forth in Schedule 2.13 hereto, there are no claims, actions, suits, proceedings, arbitrations, mediations or investigations pending or threatened in any court or before any government agency or authority, arbitration panel, mediator or otherwise (nor has any event occurred or circumstance arisen that may give rise to or serve as a basis for any claim, action, suit, proceeding, litigation, arbitration, mediation or investigation) against, by or affecting the Selling Shareholders or the Company or any of its directors or officers.

     (b) The Company and the Selling Shareholders are not (i) subject to any outstanding judgment, order, writ, injunction, directive or decree of any court, arbitration panel or governmental agency or authority, (ii) presently charged with or under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation, ordinance or other governmental requirement, or (iii) the subject of any pending or threatened proceeding by any government regulatory agency or authority having jurisdiction over its business, properties or operations.

     2.14. Taxes, Returns and Reports. (a) The Company has (i) timely, accurately and duly filed all federal, state, county, local and foreign Tax returns of every type and kind required to be filed by or on behalf of the Company, and each such return is true, accurate and complete, (ii) paid all Taxes due or claimed to be due from it or upon any of its income, properties or assets, (iii) not requested an extension of time for any such payments (which extension is still in force), and (iv) not granted any extension of the limitation period applicable to any claim for Taxes. Except for Taxes not yet due and payable until after the Closing Date, the liability for Taxes in the Company Audited Financial Statements as of November 28, 1998 is adequate to pay all of the Company's Tax liabilities that may become payable in future years with respect to all of its tax years through the tax year ended November 28, 1998. The Company has no liability for Taxes of any nature for or with respect to the operation of its business, or ownership of its assets, except to the extent set forth in the Company Financial Statements.

     (b) The Company is not currently under audit by any federal, state, local or other taxing authority and there is not currently pending, or likely to occur, any investigation, examination or proceeding by any taxing authority with respect to its Taxes. Except as set forth in Schedule 2.14(b) hereto, no federal, state, local or other tax returns of the Company have been audited by any taxing authority during the past five (5) years.

     (c) With respect to the Company and its business, operations, affairs, and ownership of assets (i) all material elections with respect to any Taxes affecting the Company are set forth in Schedule 2.14(c) hereto, (ii) all Taxes that the Company is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the Internal Revenue Service (the "IRS") or appropriate governmental authorities to the extent due and payable and are not subject to any Tax Liability in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, (iii) all deficiencies of Taxes which have been claimed, proposed or asserted against the Company have been fully paid or finally settled, and no issue has been raised in any examination which may be expected to result in the proposal or assertion of a deficiency of Taxes for any other year not so examined, (iv) no facts or circumstances exist that would constitute the basis for the proposal or assertion of any deficiencies of Taxes against the Company for any unexamined year or for the recharacterization of any item of income, expense or deduction set forth on any income tax return filed by the Company resulting in any Taxes payable by the Company, (v) the Company has complied in all respects with all laws, statutes, rules, regulations and requirements relating to all federal, state, county, local and foreign Taxes, (vi) no claim exists or has been asserted, threatened or discussed by a government authority for a jurisdiction where the Company does not file Tax returns to the effect that the Company is or may be subject to taxation by that governmental authority, and (vii) the Company has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable provision of state or local law, by reason of a change in accounting method or otherwise.

     (d) The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. The Company has never been a "United States real property holding corporation" (as defined in Section 897(c) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The transactions contemplated by this Agreement are not subject to the tax withholding provisions of the Code or any other law. The Company has disclosed on its federal, state, county, local and foreign income Tax returns all positions taken therein that could reasonably give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of state, county, local or foreign tax law).

     (e) The Company has timely paid all Taxes due and payable by the Company for all Tax periods (or portion thereof) ending on or before the date of this Agreement and shall timely pay all taxes due and payable by it for all Tax periods (or portion thereof) ending on the Closing Date. No Tax liens have been filed against the Company and there are no liens for Taxes (other than for current Taxes not yet due and payable) on the Company assets.

     (f) All federal, state, county, local, foreign and other Taxes resulting from or imposed by virtue of the Transaction shall be paid by the Selling Shareholders.

     (g) For purposes of this Agreement, the term "Tax" (or "Taxes" where applicable) shall mean any and all federal, state, county, local, foreign or other income, gross receipts, capital stock, franchise, employee income withholding, foreign withholding, other withholding, social security, unemployment, disability, environmental (including under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, assessment, fee or charge, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not. The term "Tax Liability" shall mean any liability (whether known, unknown, absolute, fixed, matured, unmatured, contingent, liquidated or unliquidated, and whether due or to become due) with respect to any Taxes, including, without limitation, any liability to indemnify, assume or succeed to a Tax Liability of a third party.

     2.15. Transactions with Related Parties. (a) Except as set forth in Schedule 2.15 hereto, there are no contracts, agreements, leases, commitments, understandings, arrangements, transactions or business relationships involving, or for the benefit of, any present or former shareholder, director, officer, employee, agent or representative of the Company or any of their respective parents, spouses, siblings, children, grandchildren, family members, relatives, affiliates, agents, trusts, corporations or other entities on the one hand (collectively, the "Affiliated Parties"), and the Company, on the other hand, including, but not limited to, (i) any debtor or creditor relationship, (ii) any sale, other transfer or lease of any asset or any real or personal property, (iii) purchases or sales of any assets or any products or services, and (iv) any interest in any assets used in the Company's business.

     (b) Except as set forth in Schedule 2.15 hereto, there are (i) no agreements or claims of any nature that any of the Affiliated
Parties has with or against the Company as of the date of this

Agreement or which may arise subsequent to the date of this Agreement, other than any claims for directors' fees, salary or other compensation and employee benefits payable in the ordinary course of business in accordance with past practices to the directors and employees of the Company, and (ii) no agreements or claims of any nature that the Company has with or against any of the Affiliated Parties as of the date of this Agreement or which may arise subsequent to the date of this Agreement.

     (c) No Affiliated Party has any direct or indirect personal or economic interest in (i) any entity which does business with the Company or is competitive with the Company or (ii) any property, asset or right which is used by the Company in the conduct of its business.

     2.16. Environmental Matters. With respect to all real property presently or formerly owned, leased or used by the Company, the Company and each of the prior owners, lessees, occupants and operators of such real property have conducted their respective business and have used such real property in compliance with all federal, state, county, municipal and other laws, statutes, rules, regulations, ordinances, orders, restrictions, requirements and common law duties relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, chemicals, air pollutants, water pollutants or process waste water or otherwise relating to the environment, air, water, soil or toxic, contaminated or hazardous wastes, substances or materials, or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport thereof (including, without limitation, the Clean Air Act, the operating permit requirements of Title V of the 1990 Clean Air Act amendments, Clean Water Act, Occupational Safety and Health Act, Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act, Federal Insecticide, Fungicide and Rodenticide Act, Safe Drinking Water Act, Toxic Substances Control Act, Solid Waste Disposal Act, Emergency Planning and Community Right-To-Know Act or any comparable, similar or related laws, statutes, rules, regulations, ordinances, orders, restrictions and requirements (collectively, the "Environmental Laws"). There are no pending, anticipated or threatened claims, actions or proceedings by any federal, state, local or other governmental agency or authority against the Company or any of its predecessors with respect to the Environmental Laws and there is no basis or grounds for any such claim, action or proceeding. Neither the Selling Shareholders nor the Company has received any communication (written or oral) that alleges that the Company or any of its predecessors is not or was not in compliance with all Environmental Laws. Set forth in Schedule 2.16 hereto is a true, accurate and complete list of all environmental permits or other governmental authorizations held by the Company that are required for the conduct of the Company's business (collectively, the "Environmental Permits"). Other than the Environmental Permits, there are no environmental permits or governmental authorizations necessary for the conduct of the Company's business. Except as expressly provided by their terms, all of such Environmental Permits shall remain in full force and effect in accordance with their terms without any modification or limitations on and after the Closing Date and will not be terminated, revoked or withdrawn as a result of the transactions contemplated by this Agreement. The Company is not and has not been the owner or operator of any property on which any substances or materials have been used, stored, deposited, treated, recycled or disposed of, which substances or materials require clean-up, removal or some other remedial action under any Environmental Law. With respect to the real property presently or formerly owned, leased or used by the Company, neither the Selling Shareholders nor the Company is aware of the existence or removal of any underground storage tanks on or from such real property; any releases, spills, leaks or contamination on, from or affecting such real property; or any other actions, omissions, events, facts or circumstances on, from or affecting such real property which requires or required any action under any of the Environmental Laws.

     2.17. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (whether written or oral) sponsored, contributed to or otherwise maintained by the Company, including, without limitation, employee benefit plans for which the Company acts as administrator, trustee or fiduciary or with respect to which the Company has any liability and any such plans which have been terminated, merged into another plan, frozen or discontinued (collectively, the "Company Plans"):

     (i) all such Company Plans have, on a continuous basis since their adoption, been maintained in compliance with the requirements prescribed by all applicable laws, statutes, rules, regulations, orders and other governmental requirements, including, without limitation, ERISA, the Code and the Department of Labor (the "DOL") and the U.S. Treasury regulations promulgated thereunder;

     (ii) all Company Plans intended to constitute tax-qualified plans under the Code have complied, in form and in operation, since their adoption with all applicable requirements of the Code and the U.S. Treasury regulations promulgated thereunder, and favorable determination letters with respect to the Tax Reform Act of 1986 have been received from the IRS with respect to each such Company Plan stating that each, in its current form (or at the time of its disposition if it has been terminated, merged, frozen or discontinued), is qualified under and satisfies all applicable provisions of the Code and U.S. Treasury regulations;

     (iii) no Company Plan (or its related trust) holds any Company Common Stock or any stock of a related or affiliated person or entity;

     (iv) the Company has no liability to the DOL, the IRS or the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any Company Plan;

     (v) the Company has not engaged in any transaction that may subject the Company or any Company Plan to a civil penalty imposed by Section 502 of ERISA;

     (vi) no prohibited transaction (as defined in Section 406 of ERISA or as defined in Section 4975(c) of the Code) has occurred with respect to any Company Plan;

     (vii) no participant or beneficiary or non-participating employee has been denied any benefit due or to become due under any Company Plan or has been misled as to his or her rights under any Company Plan;

     (viii) all obligations required to be performed by the Company under any provision of a Company Plan have been performed by it, and the Company is not in default under or in violation of any provision of a Company Plan;

     (ix) there are no actions, suits, proceedings or claims pending or threatened against the Company, any Company Plan, any trustee, fiduciary or committee of a Company Plan or the assets of any Company Plan;

     (x) all reports, notices and information required to be given to any individual or entity or any governmental agency or authority in connection with a Company Plan has been given in a complete and timely fashion;

     (xi) the Company does not maintain, participate in or contribute to any multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA, and has no actual or asserted withdrawal liability with respect to such a plan;

     (xii) no Company Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA Section 302; and

     (xiii) with respect to any Company Plan sponsored, participated in or contributed to by the Company or with respect to which the Company is responsible for complying with the reporting and disclosure requirements of ERISA or the Code, there has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed.

     (b) With regard to any Company Plan intended to be a tax-qualified plan under Section 401(a) of the Code, no director, officer, employee or agent of the Company has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, the IRS could revoke or deny any Company Plan's qualification under the Code or the exemption under Section 501(a) of the Code for any trust or annuity contract related to such Company Plan.

     (c) Set forth in Schedule 2.17(c) hereto is a true, accurate and complete list of all of the following with respect to which the Company maintains, contributes, administers or is subject or bound, or which otherwise relates to the Company (all of which the Company has delivered true, accurate and complete copies to CRI): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation or depreciation right plans or agreements and all amendments thereto,
(ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, plans, programs, arrangements or understandings, (iii) all executive and other incentive compensation agreements, plans, programs, arrangements or understandings, (iv) all group and/or individual insurance and health, hospitalization, disability, life, dental and similar insurance, contracts, policies or plans, (v) medical reimbursement agreements, commitments, policies or plans and (vi) all other incentive, welfare or employee benefit plans, understandings, arrangements or agreements, maintained or sponsored, participated in or contributed to by the Company for its current or former directors, officers or employees. All of the foregoing have been, since their inception, drafted, implemented, administered and, where applicable, amended or terminated, in accordance with their terms and with applicable law. The Company does not maintain, contribute or administer and is not bound by any agreement, plan, program, arrangement, understanding or commitments referenced in this Section 2.17(c) that have not been reduced to writing.

     (d) Set forth in Schedule 2.17(d) hereto is a true, accurate and complete list of each contract, agreement, understanding, commitment, arrangement, policy or plan (written or oral) providing for compensation, monetary payments, securities or benefits (all of which the Company has provided true, accurate and complete copies to
CRI) that (i) is not an employee benefit plan, (ii) is or was entered into, maintained or contributed to by the Company or by which the Company is bound and (iii) covers any current or former director, officer or employee of the Company (collectively, "Benefit Arrangements"). Each of the Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules, regulations and other governmental requirements which are applicable to such Benefit Arrangements. Except as otherwise provided in Schedule 2.17 hereto, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance, bonus, salary continuation or similar plans, agreements, commitments or understandings or any other plan, agreement, commitment or understanding providing currently or in the future for any compensation, monetary payment, securities, property or benefit to any present or former director, officer or employee of the Company, and no such agreement, commitment, understanding or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

     (e) Except as set forth in Schedule 2.17(c) hereto, no current or former director, officer or employee of the Company is entitled to any benefit under any employee welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with the Company, except that such individuals may be entitled to continue their group health care coverage pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of the Code with respect thereto.

     (f) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by the Company, in which the Company participates as a participating employer or to which the Company contributes, no director, officer, employee or agent of the Company has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a Tax to be imposed upon the Company under Section 4980B(a) of the Code. With respect to all such plans, all applicable provisions of
Section 4980B of the Code and Section 601 of ERISA have been complied with by the Company.

     (g) For purposes of this Section 2.17, references to the Company are deemed to include (i) all predecessors of the Company and
(ii) any entity related to or affiliated with the Company.

     (h) Set forth in Schedule 2.17(h) hereto is a true, accurate and complete list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company which has been terminated, merged into another plan, frozen or discontinued.

     2.18. Employee Matters. (a) Except for the employees identified in Schedule 2.18(b) hereto, all employees of the Company are employees-at-will and may be terminated by the Company at any time with or without cause.

     (b) The Company has provided to CRI a true, accurate and complete list containing the name, title, current annual salary, compensation or wages, as the case may be (including bonuses, commissions and overtime), of (i) each person who is an employee of the Company on the date of this Agreement, and (ii) each person who was an employee of the Company during the calendar years 1999 and 1998. Except as set forth in Schedule 2.18(b) hereto, all salaries, wages and other compensation (including, without limitation, deferred compensation, bonuses, commissions and overtime), sick leave, severance pay and vacation pay or benefits for all employees of the Company for all periods ending on the Closing Date will be fully paid on or prior to the Closing Date. The Company has previously provided to CRI copies of all employee policies, handbooks and manuals in effect and currently used by the Company.

     (c) The Company has maintained and continues to maintain true, accurate and complete payroll, personnel and time records for purposes of compliance with all federal and state minimum wage and overtime laws and right to work laws, including, without limitation, adequate documentation of the applicability of exemptions under such laws. Except as set forth in Schedule 2.18(d) hereto, the Company is in compliance with all applicable laws, statutes, rules, regulations, requirements and common law duties with respect to (i) employment and employment practices, (ii) terms and conditions of employment, (iii) wages and hours and (iv) occupational safety and health.

     (d) The Company is not and has not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, as amended, and there is no proceeding or investigation pending or threatened against it with respect thereto. Except as set forth in Schedule 2.18(d) hereto, there are no, and during the last five (5) years have not been any, formal, informal or internal charges or complaints of, or any proceedings or lawsuits pending or threatened involving, discrimination or harassment (including, but not limited to, discrimination or harassment based upon gender, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status), nor is there any investigation pending or threatened before the Equal Employment Opportunity Commission or any other federal, state or local agency or authority with respect to alleged or actual discrimination or harassment by the Company or any of its present or former directors, officers, employees, agents or representatives.

     (e) There is no strike, dispute, slowdown, work stoppage, arbitration proceeding or grievance pending or threatened involving any of the current, former or prospective employees of the Company. There are no labor unions or other organizations representing, purporting to represent or attempting to represent any of the employees of the Company. No collective bargaining agreement is currently in effect for or being negotiated by or on behalf of any employees of the Company. Except as set forth in Schedule 2.18(e) hereto, the Company has not experienced any work stoppage or any other material labor difficulty during the five (5) years immediately preceding the date of this Agreement.

     (f) The Company is in compliance with the Family and Medical Leave Act, the Americans With Disabilities Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Acts of 1968 and 1991, as amended, and all laws, rules and regulations relating to occupational health and safety.

     2.19. Obligations to Employees. All obligations and liabilities of and all payments by the Company to its present or former directors, officers, employees or agents, whether under or pursuant to all Company Plans and all Benefit Arrangements, whether arising by operation of law, by contract, by past custom or otherwise, have been paid to the extent required by applicable law or by the plan, trust, agreement, past custom or practice or otherwise to the applicable trusts or other funds, to any government agency or authority or to any present or former director, officer, employee or agent of the Company (or his heirs, legatees or legal representatives). Adequate actuarial accruals, if applicable, and reserves for payments have been and are being made by the Company in accordance with GAAP applied on a consistent basis, applicable law and, if applicable, actuarial methods with respect to the following:
(a) withholding taxes, unemployment compensation and social security or other government benefits, (b) all Company Plans and Benefits Arrangements, (c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, severance and bonus agreements, (d) all group insurance and health or hospitalization contracts or policies and (e) all other incentive, welfare, pension, retirement or employee benefit plans or agreements maintained, sponsored, participated in or contributed to by the Company for, and all other compensation paid by the Company to, its current or former directors, officers, employees and agents. Set forth in Schedule 2.19 hereto is a true, accurate and complete list containing the name and number of days of accrued but unused vacation to which each employee of the Company is entitled to use as of the date of this Agreement.

     2.20. Insurance. Set forth in Schedule 2.20 hereto is a list and brief description of all policies of insurance (including, but not limited to, product liability insurance, property and casualty insurance, group health or hospitalization insurance and other insurance providing benefits for employees) owned or held by the Company on the date hereof or with respect to which the Company pays any premiums. Each such policy is in full force and effect, all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been previously delivered to CRI. True and complete copies of all pending applications for policies of insurance and all statements by the auditor of the Company's Financial Statements with regard to the adequacy of such coverage or of the reserve for claims have previously been delivered to CRI.

     2.21. Intellectual Property. Set forth in Schedule 2.21 hereto is an accurate and complete list of all patents, trademarks, service marks, trade names, computer programs and software and copyrights (collectively, the "Intellectual Property") owned, possessed, licensed or used by the Company and all applications therefor and registrations thereof owned or controlled by the Company and, in the case of any such rights that are so owned, the jurisdictions in which such rights have been registered, filed or issued. The Intellectual Property constitutes all of the intellectual property that the Company uses in the operation of its business. The Company has filed all affidavits, renewals and other documents necessary to keep the Intellectual Property in full force and effect and is the sole and exclusive owner of the Intellectual Property with the sole and exclusive right to use and license such property. No claim has been asserted or threatened seeking cancellation or concurrent use of the Intellectual Property.

     2.22. Dividends. Since November 28, 1998, the Company has paid no dividends or other distributions to the Selling Shareholders.

     2.23. Compliance with Laws. The Company has not engaged in any activity nor has it taken or failed to take any action which has resulted in the violation of any federal, state, local, foreign or other law, statute, rule, regulation, ordinance, requirement or common law duty or obligation. The Company is not in violation of any judgment, order, injunction, ruling, directive, writ or decree of any court, arbitration panel or government agency or authority.

     2.24. Licenses and Permits. The Company possesses and holds all licenses, franchises, permits, certificates and other authorizations (including, but not limited to, all Environmental Permits (collectively, the "Permits")) necessary for the continued conduct of its business without interference or interruption. A copy of each such Permit is set forth in Schedule 2.24 hereto and shall remain in full force and effect in accordance with their respective terms from and after the Closing Date without any restrictions or limitations thereon or the need to obtain any consents or approvals of any government agencies or authorities or any other third parties. No such Permit, or any renewal thereof, will be terminated, revoked, suspended, limited or modified in any respect as a result of the transactions contemplated by this Agreement. The Company has been in compliance with all such Permits and neither the Company nor the Selling Shareholders have received notice of any violation or alleged violation of and is subject to no liability for past or continuing violation of, any Permit.

     2.25. No Third Party Consents. No consent, approval, authorization, clearance or waiver of or any filing with or notice to any person, partnership, corporation, limited liability company or other entity or third party or any government agency or authority is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Company or any of the Selling Shareholders, except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

     2.26. No Adverse Agreements. Except for any contract disclosed in Schedule 2.26 hereto, neither the Company nor any of its directors, officers, employees, agents or representatives is a party to or bound by (a) any oral or written agreement, contract, understanding or commitment containing any covenant or restriction which limits its or his freedom or ability to engage in any line of business or to compete with any person, partnership, corporation, limited liability company or other entity, or (b) any oral or written agreement, contract, understanding or commitment that is or may be adverse to the Company's financial condition, results of operations, business or prospects.

     2.27. Warranties. Except as may be provided by applicable law (whether statutory, case law or common law), the Company does not provide any warranties with respect to any products or goods that it sells. The amount of all reserves for the Company's warranty obligations and product returns and allowances as reflected on its books and records are adequate in accordance with GAAP.

     2.28. Financial Records. The financial books and records of the Company are true, accurate and complete and accurately reflect the financial condition and results of operations in accordance with GAAP of the Company set forth in the Company Financial Statements.

     2.29. Industry Standards. The Company is in compliance with all applicable industry and government standards, guidelines and requirements relating to the design, manufacture, advertising and sale of its products. Except as set forth on Schedule 2.29 hereto, there are no disputes pending between the Company and any third party with respect to the Company's compliance with relevant industry and government standards, guidelines and requirements. There are no circumstances presently existing that would constitute the basis for any such dispute.

     2.30. Interim Events. Since November 28, 1998, the Company has conducted the Business only in the ordinary and usual course of business, and neither the Company nor any of the Selling Shareholders have, with respect to the Business:

     (a) except for any mortgage, pledge, lien or security interest of Foothill Capital Corporation ("Foothill"), sold, assigned, transferred, leased, mortgaged, pledged or otherwise disposed of or subjected to any lien or security interest any asset of the Company (other than sales and dispositions in the ordinary and usual course of business) or any of the Shares;

     (b) materially amended, waived, released, disposed of or permitted to lapse any material right relating to the Company;

     (c) transferred or granted any material rights under any contracts, agreements, leases or obligations of the Company;

     (d) except as set forth in Schedule 2.30(d) hereto, granted to any shareholder, director, officer, employee, consultant, representative or agent any increase in compensation or benefits in any form, any stay bonus or any severance or termination pay or varied the terms of employment of any such person or of any employee benefit plan, program, policy or arrangement;

     (e) except for the refinancing as of December 22, 1998 of the Company's bank indebtedness by Foothill, refinanced or restructured any of the Company's indebtedness for borrowed money or other debts or obligations or amended, modified, terminated or changed the terms of any promissory note, bond, indenture or other evidence of indebtedness, any mortgage, deed of trust or other collateral document or any agreement with any bank, financial institution or other lender;

     (f) except as set forth in Schedule 2.30(f) hereto, increased or incurred any indebtedness for borrowed money to any bank, financial institution or other lender, except for advances under the Company's existing revolving credit facilities provided by Foothill;

     (g) except for certain trade accounts payable of the Company which are not being paid in a timely manner, failed to timely pay and accrue the Company's accounts payable, trade or other payables, indebtedness to third parties, Taxes (including, without limitation, withholdings from employees), interest and other obligations in a timely manner in the ordinary course of business in accordance with their respective terms and conditions;

     (h) incurred or recorded any accounts payable, indebtedness or other obligation or created, recorded or collected any accounts receivable, except in the ordinary course of business and on terms and conditions that are generally acceptable to parties in similar circumstances;

     (i) amended, modified or terminated, or granted any waiver or concession under, any contract, agreement, lease, understanding or commitment, except in the ordinary course of business consistent with past practices and not material in amount, whether individually or in the aggregate;

     (j) amended, modified or terminated, or forgiven, canceled, released, compromised or granted any waiver or concession under, any debt, obligation, claim or receivable owed to the Company, except in the ordinary course of business consistent with past practices and not material in amount, whether individually or in the aggregate;

     (k) guaranteed any indebtedness or other obligation of any third party;

     (l) except as set forth in Schedule 2.30(l) hereto, entered into any transaction, agreement, contract, commitment or understanding, except in the ordinary course of business consistent with past practices;

     (m)  agreed, whether in writing or not, to do any of the foregoing;

     (n) conducted its business in any manner other than substantially as it was being conducted on November 28, 1998; or

     (o) except for the losses incurred by the Company for the seven month period ended June 26, 1999, undergone or suffered any change in its financial condition, results of operation, business, customer, supplier or employee relationships, assets, liabilities or prospects which is, individually or in the aggregate, materially adverse to the Company or the Business.

     2.31. Broker's, Finder's and Other Fees. Except as set forth in Schedule 2.31 hereto, no agent, broker, investment banker, consultant, representative or other person acting on behalf of the Company or any of the Selling Shareholders or under any authority of the Company or any of the Selling Shareholders is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from the Company or any of the Selling Shareholders relating to this Agreement and the Transaction. Set forth in Schedule 2.31 hereto are the engagement letters and the fees paid on or prior to the Closing Date to all attorneys, accountants, investment bankers, consultants and other advisors used by the Company or any of the Selling Shareholders in connection with this Agreement or the Transaction.

     2.32. Accuracy of Statements Made and Materials Provided to CRI. No representation or warranty made by the Company or any of the Selling Shareholders in this Agreement and no statement or information contained in any Schedule attached hereto or in any written report, list, materials or other document furnished or to be furnished by the Company or any of the Selling Shareholders to CRI in connection with this Agreement or the Transaction contains or will contain any untrue, inaccurate or misleading statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not false or misleading.

     2.33. Equipment Data Processing Technology. Except as set forth in Schedule 2.33 hereto, all assets of any kind or nature owned, leased or used by the Company on the Closing Date (including, without limitation, computer hardware, computer software and building equipment that utilizes or includes, either internally or via a network system, microprocessors, central processing units, or other computer or computer related technology) are capable (without upgrade modification, alteration, adjustment, additional equipment, repair or replacement), with respect to any function utilizing, containing, referring to or calling on a calendar function (including, without limitation, any function indexed to a CPU clock, if any, and any function providing or calculating specific dates or days, or calculating spans of dates or days), of (a) recording, storing, processing, providing and inserting true and accurate calculations of dates and days and spans of dates and days on, before and after January 1, 2000, and not producing incorrect or abnormally ending results involving such dates or days (whether used in any forward or regression date-based functions or otherwise), (b) providing that all date-related functions and date-fields include the indication of the correct century and millennium, and (c) performing calculations that involve an appropriate date field, (d) handling consistently all date and day information on, before and after January 1, 2000, and (e) responding to two-digit date input in a way that is unambiguous as to century or millennium.

     The Company has made inquiry of each of its material suppliers, customers and vendors with respect to their respective operations relating to, and readiness for matters dealing with, the Year 2000 and has determined that the operations and readiness of such suppliers, customers and vendors will not have a material adverse effect upon the Company or its operations based upon Year 2000 matters.

     2.34. Bring-Down of Representations and Warranties on the Closing Date. All representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true, accurate and complete, and shall be made again, on and as of the Closing Date.


                               SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF CRI

     CRI hereby represents and warrants to the Company and the Selling Shareholders as of the date of this Agreement as follows:

     3.01. Organization. CRI is a corporation duly organized and validly existing under the laws of the State of Delaware.

     3.02. Authority. CRI has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to the fulfillment of the conditions precedent set forth in Section 6.01 hereof. This Agreement and its execution and delivery by CRI have been duly authorized and unanimously approved by the Board of Directors of CRI and constitutes a valid and binding obligation of CRI, enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     3.03. No Third Party Consents. No consent, approval, authorization, clearance or waiver of or any filing with or notice to any person, corporation, other entity or third party or any government agency or authority is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by CRI, except for any under the HSR Act.


                               SECTION 4

         COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS

     The Company and each of the Selling Shareholders, jointly and severally, covenant to and agree with CRI as follows:

     4.01. Hart-Scott-Rodino Filing; Other Approvals. (a) The Company and the Selling Shareholders shall file and prosecute to a favorable conclusion, all notices and other documents required to be filed under the HSR Act with the U.S. Federal Trade Commission (the "FTC") and the U.S. Department of Justice (the "DOJ"). The Company shall provide CRI with a copy of all such notices and other documents filed under the HSR Act prior to the filing thereof and shall promptly provide CRI with copies of all correspondence and other documents received from the FTC or DOJ in connection with such filings.

     (b) Prior to the Closing Date, the Company and the Selling Shareholders shall proceed to (i) obtain all consents, authorizations and approvals of third parties, on terms and conditions acceptable to CRI, to the transactions contemplated by this Agreement, and (ii) satisfy all requirements prescribed by law, and all conditions set forth in this Agreement, for the consummation of the Transaction.

     4.02. Employee Benefit Plans. The Company and the Selling Shareholders understand, acknowledge and agree that CRI shall have primary responsibility for the preparation and filing of all documents relating to the freezing, termination, merger or other disposition of the Company Plans; provided, however, that no such filing of documents or freezing, termination, merger or other disposition of any the Company Plans shall be made or become effective prior to the Closing Date. The Company, and its employees and agents, shall cooperate with CRI in the preparation and filing of any such documents relating to the freezing, termination, merger or other disposition of the Company Plans.

     4.03. Conduct of Business Prior to the Closing Date. On and after the date of this Agreement and until the Closing Date or until this Agreement shall be terminated as herein provided, the Company shall not, without the prior written consent of CRI:

     (a) make any changes in its capital stock accounts or declare, authorize, approve issue or effect any stock split or stock dividend or any recapitalization or reclassification of its capital stock;

     (b) authorize a class of stock or issue, or authorize the issuance of, securities or options other than or in addition to the Shares;

     (c) declare, authorize, approve, issue or pay any distribution or dividend to any of the Selling Shareholders;

     (d)  redeem any of the Shares;

     (e) merge, consolidate, affiliate, effect a share exchange or otherwise combine with, sell a material portion of its assets to or sell any of its securities to any third party or enter into a new line of business or change in any material respect any of its operations or existing lines of business;

     (f) acquire or dispose of any property or assets in excess of $5,000 individually or $10,000 in the aggregate, except for purchases in the ordinary course of business of raw materials inventory and sales in the ordinary course of business of finished goods inventory;

     (g) refinance or restructure any of its indebtedness for borrowed money or other debts or obligations; or amend, modify or terminate, or change the terms or conditions of, any agreement with any bank, financial institution or other lender or any promissory note, bond, indenture or other evidence of indebtedness;

     (h) increase or incur any new or additional indebtedness to any bank, financial institution or other lender, except for any advances under its existing revolving credit facilities provided by Foothill, or pay any fee to Foothill Bank or any other bank, financial institution or lender;

     (i) fail to timely pay and accrue its accounts payable, indebtedness to third parties, Taxes (including, but not limited to, withholdings from employees), interest and other obligations in the ordinary course of business in accordance with the respective terms and conditions of such accounts payable, indebtedness and other obligations or as otherwise are required to be paid;

     (j) incur any accounts payable, indebtedness or other obligation, or create, record or collect any accounts receivable, except in the ordinary course of business and on terms and conditions that are generally acceptable to parties in similar circumstances;

     (k) amend, modify or terminate, or grant any waiver or concession under, any contract, agreement, lease, understanding or commitment, except in the ordinary course of business consistent with past practices of the Company and not material in amount, whether individually or in the aggregate;

     (l) amend, modify or terminate, or forgive or grant any waiver or concession under, any debt, obligation or claim owed to the Company or any accounts receivable of the Company, except in the ordinary course of business consistent with past practices of the Company and not material in amount, whether individually or in the aggregate;

     (m) guaranty any indebtedness or other obligation of any third party;

     (n) place or allow to exist on any of its assets or properties any security interest, pledge, mortgage, deed of trust, encumbrance, charge, claim or other lien, except as permitted under Section 2.12 hereof;

     (o) amend, modify or restate the Company's Articles of Incorporation or By-Laws;

     (p) promote to a new position or increase the rate of compensation of any director, officer or employee of the Company;

     (q) hire or employ any new or additional employees, except for employees hired to replace presently existing employees of the Company whose employment has been terminated subsequent to the date hereof;

     (r) create, institute, amend, modify or terminate any employment policy or practice affecting any present or former directors, officers or employees of the Company;

     (s) create, institute, amend, modify or terminate any Company Plan or Benefit Arrangement; any stock purchase, stock bonus, stock option or stock appreciation plan or agreement;

any savings, profit sharing, retirement or employee pension benefit plan; any insurance plan, policy or agreement or other employee welfare benefit plan; or any employment, deferred compensation, consulting, bonus, incentive, severance or collective bargaining agreement; or change the level of benefits or payments under any of the foregoing which are in effect or existing as of the date of this Agreement or under any Company Plan;

     (t) fail to maintain its accounting and other books and records in the ordinary course of business and in the usual manner on a basis consistent with that heretofore maintained;

     (u) purchase, expand, renovate or materially change or alter, or make any material improvements to, any of its plants, warehouses or other facilities;

     (v) enter into any contract, agreement, lease, commitment, understanding or transaction, or incur any liability or obligation, other than in the ordinary course of business;

     (w) violate any law, statute, rule, regulation, order, decree, directive or other governmental requirement in any material respect;

     (x) compromise or settle any pending or threatened claim, action, suit, proceeding, litigation, arbitration, mediation or investigation involving the Company or any of its shareholders, directors, officers, employees, representatives or agents;

     (y) enter into any contract, agreement, commitment, understanding or arrangement to indemnify or reimburse any shareholder, director, officer, employee, representative, agent or other party for any liabilities, costs, expenses or other amounts; or

     (z) enter into any contract, agreement, commitment, understanding or arrangement with respect to any of the foregoing specified in this Section 4.03.

     4.04.     Reserved.

     4.05. Preservation of Business. On and after the date of this Agreement and until the Closing Date or until this Agreement is terminated as herein provided, the Company shall:

     (a) carry on its business substantially in the manner as is presently being conducted and in the ordinary course of business;

     (b) use its best efforts to preserve for the benefit of CRI, its business, operations and affairs, and its employees, customers and persons having business dealings with it, in the same manner as presently exists;

     (c) maintain all of its machinery, equipment, real property and other assets that it owns or leases in good condition, ordinary wear and tear excepted;

     (d) maintain in full force and effect insurance on its assets, properties, operations, employees and directors in the same manner as they are currently insured as of the date of this Agreement; and

     (e) not take any action or fail to take any action which will cause a breach of or default under this Agreement or any contract, agreement, lease, indenture, bond, obligation, commitment or understanding to which the Company is a party.

     4.06. Press Releases. Neither the Company nor any of the Selling Shareholders shall issue any news or press releases or make any other public announcements or disclosures to the press or other media or to any third party relating to this Agreement or the transactions contemplated hereby without the prior written consent of CRI.

     4.07. Update to Schedules. The Selling Shareholders or the Company shall promptly (a) supplement, amend and update any and all of the Schedules attached to this Agreement provided pursuant to Section 2 hereof and any and all lists, letters, documents, written information and other writings provided by the Selling Shareholders or the Company to CRI pursuant to this Agreement to reflect each and every change to each Schedule and each such list, letter, document, written information and other writing and to reflect each and every document, action, matter, fact or event occurring or arising after the date of this Agreement and prior to the Closing Date which would make any Schedule or any such list, letter, document, written information or other writing incomplete or inaccurate or which, if in existence or having occurred as of or prior to the date of this Agreement, would have been required to be set forth or described in any Schedule to this Agreement or in any list, letter, document, written information or other writing provided to CRI pursuant to this Agreement (collectively, the "Updated Schedules and Materials"), and (b) disclose in writing to CRI each and every document, action, matter, fact, event or other information which, if existing or known as of the date hereof, would have made any of the representations or warranties of the Company or the Selling Shareholders contained herein inaccurate, untrue or misleading. No Updated Schedule or Material and no disclosure pursuant to this Section will be deemed to amend, modify or limit, or to provide any exceptions with respect to, any representation or warranty or any original Schedule, list, letter, document, written information or other writing without the prior written consent of CRI.

     4.08. Subsequent Financial Statements. Prior to the Closing Date and as soon as they are available, the Selling Shareholders shall deliver to CRI (a) the Company's unaudited balance sheet as of June 26, 1999 and its related statements of income and cash flows for the seven-month period then ended and (b) its unaudited interim balance sheets and related statements of income and cash flows that are prepared for subsequent periods. Each of such balance sheets and income and cash flow statements shall be included within the definition of the Company Interim Financial Statements upon delivery thereof to CRI.

     4.09. Certain Access and Due Diligence Matters. CRI, and its respective officers, employees, attorneys, accountants, representatives and agents, shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the properties, facilities, operations, employees, books and records of the Company. No investigation by CRI or its parent company or affiliates (whether conducted before or after the date hereof) shall affect the representations and warranties made by the Company and the Selling Shareholders in this Agreement or the information contained in any Schedule attached hereto or in any list, letter, document, written information or other writing provided by the Company or any of the Selling Shareholders to CRI or its parent company or affiliates, and CRI shall be entitled to rely on such representations, warranties, Schedules, lists, letters, documents, written information and other writings notwithstanding any such investigation. CRI shall be entitled to rely on the representations and warranties made by the Company and the Selling Shareholders in this Agreement or in any Schedule attached hereto or in any list, letter, document, written information or other writing provided by the Company or any of the Selling Shareholders to CRI or its parent company or affiliates notwithstanding CRI's decision to consummate the Transaction and the Closing having occurred.

     4.10. Certain Actions. The Company and the Selling Shareholders shall not take any action or fail to take any reasonable action, and shall not permit any directors, officers, employees, representatives or agents of the Company to take or fail to take, any action which will result in (a) a misrepresentation or a breach of any covenant or warranty of the Selling Shareholders in this Agreement,
(b) CRI having the right to terminate this Agreement, or (c) a condition to the obligation of CRI to consummate the Transaction not being fulfilled.

     4.11. No Solicitations. On and after the date of this Agreement and until the Closing Date or until this Agreement is terminated as provided herein, the Company and the Selling Shareholders shall not, and shall not authorize or permit any of the directors, officers, employees, attorneys, accountants, investment bankers, consultants, representatives or agents of the Company to, directly or indirectly initiate, solicit, encourage, engage or participate in inquiries, discussions or negotiations with, or provide any information to, any person, group, corporation or other entity concerning any merger, consolidation, combination, affiliation, share exchange, tender offer, sale of substantial assets or securities or any other similar transaction relating to the Company or any shares of the Company Common Stock (collectively, "Acquisition Transactions"). The Company shall promptly notify CRI in writing of (i) the existence and terms of any proposal or offer which it may receive with respect to any Acquisition Transaction and (ii) any request by or indication of interest on the part of any third party with respect to the initiation of any Acquisition Transaction or any discussions with respect thereto.

     4.12. Break-up Fee. (a) The Company and the Selling Shareholders hereby acknowledge and agree that CRI has committed and will commit substantial time, effort, resources and expenses, and will forgo other acquisition opportunities, in pursuing the Transaction. The Company further agrees that it shall pay to CRI a break-up fee (the "Break-up Fee") in the amount of Five Hundred Thousand Dollars ($500,000) in immediately available funds in the event that (i) the Company enters into an agreement or letter of intent to merge, consolidate or combine or affiliate with or sell a material portion of its assets or a material portion of the Company Common Stock to a party other than CRI, (ii) the Selling Shareholders enter into an agreement or letter of intent to sell a majority of the voting Shares to a party other than CRI, or (iii) the holders of the voting Shares of the Company refuse or decide not to consummate the Transaction.

     (b) The Break-up Fee shall be immediately paid to CRI upon the occurrence of the above specified events. If the Break-up Fee is not immediately paid as provided, then CRI shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal (Midwest Edition) under the section entitled "Money Rates" on the unpaid amount of the Break-up Fee from such time until paid-in-full, together with all costs of collection thereof, including, but not limited to, reasonable attorneys' fees and expenses.

     (c) The Selling Shareholders hereby acknowledge and agree that the Break-up Fee shall compensate CRI for (i) the value of the lost business opportunity which would have inured to CRI if the Transaction had been consummated, (ii) expenses incurred for attorneys, accountants, financial advisors and consultants of CRI in structuring, developing and negotiating the Transaction and drafting this Agreement, (iii) CRI's management time and expense in investigating, analyzing, developing and pursuing the Transaction,
(iv) expenses relating to CRI's due diligence efforts, and (v) the value of the acquisition opportunities lost by CRI in pursuing the Transaction instead of other acquisitions. The Selling Shareholders further acknowledge and agree that the amount of the Break-up Fee is fair, reasonable and not a penalty and that its obligation to pay the Break-up Fee shall survive any termination of this Agreement by CRI.

     4.13. Title Insurance. The Company shall obtain and deliver to CRI, prior to the Closing Date, with respect to each parcel of real estate that the Company owns, an ALTA Owners' Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to CRI if the real property is located in a state in which an ALTA Owners' Policy of

Title Insurance Form B-1987 is not available) issued by a title insurer satisfactory to CRI (and, if requested by CRI, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement acceptable to CRI), in such amount as CRI may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company as of the Closing.

     Each title insurance policy delivered under the provisions set forth above shall (i) insure title to the real property and all recorded easements benefitting such real property, (ii) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (iv) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey (as defined below) delivered with respect to such property, (v) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (vi) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (vii) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and shareholders of the Company prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy, and (viii) confirm an 8.1 environmental lien endorsement.

     4.14. Surveys. With respect to each parcel of real property that the Company owns and as to which a title insurance policy is to be procured pursuant to Section 4.13 above, the Company shall procure in preparation for the Closing a current survey of the real property certified to CRI, prepared by a licensed surveyor and conforming to ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

     4.15. U.C.C. Searches. U.C.C. financing statement searches (local and state, and including fixtures) and federal and state tax lien and judgment searches with respect to the Company (collectively, the "U.C.C. Searches"), shall be obtained by the Company, and delivered to CRI at least twenty (20) days prior to Closing. The results shall also be updated to Closing.

     4.16. Release of Selling Shareholders. The Company and each of the Selling Shareholders hereby (a) agree that Paragraph 6A of the Company's Articles of Incorporation shall not apply to the Transaction and (b) release, relinquish and waive any and all rights that each has or may have pursuant to Paragraph 6A of the Company's Articles of

Incorporation in connection with the Transaction. The Selling Shareholders, jointly and severally, hereby further release, relinquish and forever discharge the Company (and any and all present or future parent companies, affiliates, predecessors, successors and assigns) and its present, former and future directors, officers, employees, agents and representatives from any and all claims, rights, demands, liabilities, causes of action and suits that any or all of the Selling Shareholders may now have or may have had or which any or all of the Selling Shareholders may hereafter have against the Company (and any and all present or future parent companies, affiliates, predecessors, successors and assigns) and its present, former or future directors, officers, employees, agents and representatives relating to ownership of the Shares, the financial condition, results of operation, business or affairs of the Company on or prior to the Closing Date, this Agreement or the Transaction.


                               SECTION 5

                           COVENANTS OF CRI

     5.01. Hart-Scott-Rodino Filing; Other Approvals. (a) CRI shall proceed to file and prosecute to a favorable conclusion, all notices and other documents required to be filed under the HSR Act with the FTC and DOJ; provided, however, that CRI shall not be required to accept any conditions that may be imposed by the FTC or the DOJ in connection with such filings that would require the divestiture of any assets or which would otherwise have a material adverse effect on CRI. CRI shall provide the Company with a copy of all such notices and other documents filed under the HSR Act prior to the filing thereof and shall provide the Company with copies of all correspondence and other documents received from the FTC or DOJ in connection with such filings.

     (b) Following the date of this Agreement, CRI shall proceed to (i) obtain all consents, authorizations and approvals of third parties, if any, to the transactions contemplated by this Agreement, and (ii) satisfy all requirements prescribed by law, and all conditions set forth in this Agreement, for the consummation of the Transaction.

     5.02. Certain Actions. CRI shall not take any action or fail to take any reasonable action, and shall not permit its directors, employees or agents to take or fail to take, any action which would result in (a) a misrepresentation or a breach of any covenant or warranty of CRI in this Agreement, (b) the Selling Shareholders having the right to terminate this Agreement, or (c) a condition to the obligation of the Selling Shareholders to consummate the Transaction not being fulfilled.

                               SECTION 6

                    CONDITIONS PRECEDENT TO CLOSING

     6.01. CRI. The obligation of CRI to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Closing Date, unless waived in writing by CRI:

     (a) Delivery of Stock Certificates. The Selling Shareholders shall have delivered to CRI, at the Closing, the certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer.

     (b) Representations and Warranties of the Family Shareholders at Closing Date. Each of the representations and warranties of the Company and the Family Shareholders contained in this Agreement shall be true, accurate and complete at and as of the Closing Date.

     (c) Representations and Warranties of the Charity Shareholders at Closing Date. Each of the representations and warranties of the Charity Shareholders contained in this Agreement shall be true, accurate and complete at and as of the Closing Date.

     (d) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations, business, operations, affairs or prospects of the Company from the date of the Company Interim Financial Statements through and until the Closing Date.

     (e) Consents and Approvals. All third-party and governmental consents and approvals necessary to permit the consummation of the Transaction, or to permit the continued operation of the Business in substantially the same manner after the Closing Date as before, shall have been received.

     (f) Corporate Action. The Company's Board of Directors and the Charity Shareholders shall have approved this Agreement, and CRI shall have received certified copies of resolutions adopted by the directors of the Company and the Charity Shareholders in connection with the foregoing, in form and content satisfactory to CRI.

     (g) No Restraining Actions. No action, suit or proceeding before any court or governmental or regulatory authority shall be pending, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, against the Company, CRI, any of the principals, officers or directors of any of them or any of the Selling Shareholders, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

     (h)  Compliance with Covenants.  The Company and the Selling
Shareholders shall have complied with all of their covenants and agreements set forth in Section 4 of this Agreement and elsewhere herein.

     (i) Resignation of Directors and Officers. CRI shall have received satisfactory evidence of the resignation of all directors and officers of the Company in office on the Closing Date.

     (j) Shareholders List. CRI shall have received a list of the Company's shareholders as of the Closing Date, certified by the Executive Vice President; the Vice President, Secretary and Treasurer; and the Vice President-Finance and Chief Financial Officer of the Company.

     (k) Opinion of Counsel. CRI shall have received from counsel to the Company and the Selling Shareholders, an opinion, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

     (l) Certificates from Government Authorities. The Company shall have delivered to CRI, each dated as of a date not earlier than fifteen (15) days prior to the Closing Date, (i) copies of the Company's Articles of Incorporation, including all amendments thereto, certified by the Secretary of State of South Carolina or other appropriate government official, (ii) a certificate from the appropriate government official to the effect that the Company is in good standing in the State of South Carolina, and (iii) a certificate from the appropriate government official from each jurisdiction in which the Company is qualified to do business to the effect that the Company is in good standing in such jurisdiction.

     (m) HSR Act. The waiting periods (and any extensions thereof) applicable to the Agreement and the Transaction shall have expired or been terminated, and no conditions shall have been imposed upon CRI or the Company that would require the divestiture of any assets of CRI or the Company or that would otherwise have a material adverse effect on CRI or the Company.

     (n) Termination of Employment Agreement. The Employment Agreement between the Company and William M. Tisdale, Jr. dated January 18, 1994 (the "Employment Agreement") shall have been terminated to the satisfaction of CRI prior to the Closing.

     (o) Letters Regarding Status of Employees. The Company shall have delivered to CRI at the Closing, (i) a letter dated as of the Closing Date from Charles Arnold Decker, Jr. confirming his retirement from active employment with the Company, and (ii) a letter dated as of the Closing Date from Ronnie Hudson regarding the termination of his employment with the Company due to a disability.

     (p) Escrow Agreement. The Selling Shareholders shall have executed and delivered to CRI the Escrow Agreement.

     (q) Environmental Certificate. CRI shall have received a certificate executed by William M. Tisdale, Jr., as the Company's Vice President, Secretary and Treasurer, certifying that, after having had discussions with appropriate employees of the Company and after other appropriate due inquiry, he has no knowledge of (i) the existence or removal of any underground storage tanks on or from any real property presently or formerly owned, leased or used by the Company, (ii) any spills, leaks or contamination on such real property, or (iii) any actions, omissions, events, facts or circumstances on or affecting such real property that requires or required, or may require, any action under any of the Environmental Laws.

     (r) CRI's Parent Company. All third party and governmental consents and approvals relating to Chromcraft Revington, Inc. necessary to permit the consummation of the Transaction, or to permit the continued operation of the Business in substantially the same manner after the Closing Date as before, shall have been received.

     6.02. Company and the Selling Shareholders. The obligation of the Company and the Selling Shareholders to consummate the Transaction is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Closing Date, unless waived in writing by each of the Selling Shareholders:

     (a) Representations and Warranties at Closing Date. Each of the representations and warranties of CRI contained in this Agreement shall be true, accurate and complete in all material respects at and as of the Closing Date.

     (b) Consents and Approvals. All third-party and governmental consents and approvals relating to CRI necessary to permit the consummation of the Transaction shall have been received.

     (c) Corporate Action. CRI's Board of Directors shall have approved this Agreement and the Transaction and CRI shall have taken all corporate action necessary to effect the Transaction, and CRI shall have furnished the Selling Shareholders with certified copies of resolutions adopted by its directors in connection with the foregoing, in form and content satisfactory to the Selling Shareholders.

     (d) Compliance with Covenants. CRI shall have complied with all of its covenants and agreements set forth in Section 5 of this Agreement and elsewhere herein.

     (e)  Reserved.

     (f) HSR Act. The waiting periods (and any extensions thereof) applicable to the Agreement and the Transaction under the HSR Act shall have expired or been terminated.

     (g) Opinion of Counsel. The Selling Shareholders shall have received from Krieg DeVault Alexander & Capehart, LLP, counsel to CRI, an opinion, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.


                              SECTION 7

                       TERMINATION OF AGREEMENT

     7.01. Manner of Termination. This Agreement may be terminated and the Transaction contemplated hereby abandoned at any time prior to the Closing Date, as follows:

     (a)  By CRI or the Selling Shareholders, if:

          (i) the Transaction contemplated by this Agreement has not been consummated by September 30, 1999; or

          (ii) the Selling Shareholders and the Board of Directors of CRI mutually agree in writing to terminate this Agreement.

     (b)  By CRI, if:

          (i) there has been a misrepresentation or a breach of any warranty by or on the part of the Selling Shareholders in their representations and warranties set forth in this Agreement or in any document delivered pursuant hereto which has had or would be expected to have an adverse effect on the financial condition, results of operations, business, operations or prospects of the Company; provided, however, that CRI shall have the absolute right to terminate this Agreement without regard to materiality for any inaccuracy in the representations and warranties contained in Section 2.03(a) hereof with respect to the Shares; or

          (ii) there has been a breach of or a failure to comply with any covenant set forth in this Agreement by or on the part of the Selling Shareholders; or

          (iii) any condition set forth in Section 6.01 hereof to its obligation to consummate the Transaction has not been satisfied or fulfilled immediately prior to the Closing Date; or

          (iv) the commencement or threat of any action, claim, litigation or proceeding (A) relating to this Agreement or the Transaction or (B) which is likely to have an adverse effect on the financial condition, results of operation, business, operations or prospects of the Company; or

          (v) any document, action, matter, event or other information set forth in any Updated Schedules and Materials has had or would be expected to have, in the reasonable discretion of CRI, an adverse effect on the financial condition, results of operation, business, operations or prospects of the Company; or

          (vi) there has been a material adverse change in the financial condition, results of operation, business, operations or prospects of the Company at the Closing Date as compared to that in existence as of and for the seven month period ended June 26, 1999; or

          (vii) if the Break-Up Fee becomes due and payable hereunder.

     (c)  By the Selling Shareholders, if:

          (i) there has been a material misrepresentation or a material breach of any warranty by or on the part of CRI in its representations and warranties set forth in this Agreement; or

          (ii) there has been a material breach of or material failure to comply with any covenant set forth in this Agreement by or on the part of CRI; or

          (iii) any condition set forth in Section 6.02 hereof to their obligation to consummate the Transaction has not been satisfied or fulfilled immediately prior to the Closing Date.

     7.02. Effect of Termination. Upon termination of this Agreement in accordance with Section 7.01 hereof, this Agreement shall be of no further force or effect and the Transaction shall be deemed to be abandoned, and there shall be no obligation of or liability to any party hereto, or their respective shareholders, directors, officers, employees, representatives or agents (other than payment of the Break-up Fee, if applicable); provided, however, that if such termination was the result of an intentional breach of any representation, warranty, covenant or other provision in this Agreement, or an intentional act or omission which resulted in any representation, warranty, covenant or other provision in this Agreement to be breached, then the party or parties who breached the representation, warranty, covenant or other provision or who committed the intentional act or omission (and, with respect to an intentional breach, act or omission by the Company or any of the Selling Shareholders, then the Company and the Selling Shareholders, jointly and severally) shall be liable to the other parties hereto for damages and all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of accountants and tax advisors and reasonable fees and costs of environmental consultants. The obligation of the Company to pay the Break-up Fee in accordance with
Section 4.13 hereof and any damages, fees, costs, expenses and other amounts pursuant to this Agreement shall survive any termination of this Agreement.


                               SECTION 8

                            INDEMNIFICATION

     8.01. Indemnification by CRI. CRI hereby agrees to reimburse, indemnify, defend and hold harmless the Selling
Shareholders for, from and against each and every "Loss" (as hereinafter defined) based upon, arising out of, for, in respect of or relating to (a) any inaccuracy in or breach of any representation or warranty of CRI contained in this Agreement, and (b) any breach of any covenant or agreement of CRI contained in this Agreement.

     As used in this Section 8 and in the Escrow Agreement, "Loss" and "Losses" mean any and all actual or threatened losses, claims, demands, damages, awards, liabilities, obligations, judgments, settlements, orders, fines, penalties, taxes, interest, forfeitures, costs and expenses (including, without limitation, reasonable attorney, accountant, consultant and other professional fees, costs and disbursements of every kind, nature and description and management time of CRI, the Company and their respective parent companies, affiliates, successors and assigns).

     8.02. Indemnification by the Selling Shareholders. (a) Each of the Family Shareholders, jointly and severally, hereby agrees to reimburse, indemnify, defend and hold harmless the Company, CRI and their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees and agents for, from and against each and every Loss incurred by the Company, CRI and their respective parent companies, affiliates, successors, permitted assigns, directors, officers and employees based upon, arising out of, in respect of or relating to (i) any inaccuracy in or breach of any representation or warranty of the Company or the Selling Shareholders made pursuant to this Agreement, the Schedules attached hereto and the certificates and other documents delivered to CRI or its parent company, (ii) the matters set forth in paragraph 3 of the Escrow Agreement, (iii) any breach of any covenant or agreement of the Selling Shareholders contained in this Agreement, and (iv) any liability incurred in connection with or in any way arising out of, or related to, the Business or any of the assets, operations or activities of the Company or the Business for all periods prior to the Closing.

     (b) Each of the Charity Shareholders, not jointly and severally, hereby agrees to reimburse, indemnify, defend and hold harmless the Company, CRI and their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees and agents for, from and against each and every Loss incurred by the Company, CRI and their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees and agents based upon, arising out of, in respect of or relating to (i) any inaccuracy in or breach of any representation or warranty of such Charity Shareholder made pursuant to this Agreement, and (ii) the matters set forth in paragraph 3 of the Escrow Agreement.

     (c) In addition to the reimbursement and indemnification obligations set forth in Section 8.02(a) hereof, and not in limitation thereof, each of the Family Shareholders, jointly and severally, agrees to reimburse, indemnify, defend and hold harmless the Company, CRI and their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees and agents for, from and against each and every Loss to which the Company, CRI and their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees and agents may incur arising out of or based upon (i) personal injury, property damage, product liability or other monetary, injunctive or other relief made, asserted or prosecuted by or on behalf of any third party, including, without limitation, any governmental entity, citizens' group, employee or former employee of the Company, or their respective legal representatives, heirs, beneficiaries and estates, relating to the Business or any of the assets, operations or activities of the Company or arising or alleged to arise under any Environmental Law, to the extent arising from acts, omissions, facts, conditions or circumstances occurring prior to or as of the Closing Date, (ii) any nature whatsoever incurred in connection with the investigation, study, testing, monitoring, assessment, containment, removal, disposal, remedy, clean-up, treatment or abatement of any pollution or contamination of the environment (including, without limitation, asbestos or asbestos-containing material, and other chemical substances or hazardous materials) arising or alleged to arise from or on the Business or any of the activities, operations or properties of the Company, to the extent arising from acts, omissions, facts, circumstances or conditions occurring prior to or as of the Closing Date, (iii) any nature whatsoever as a result of non-compliance with any Environmental Laws occurring prior to or as of the Closing Date (including, without limitation, any fines, penalties or costs) necessary to enable the Company to comply with all applicable Environmental Laws in effect and requiring compliance as of the Closing Date, or (iv) any and all Taxes imposed on the Company in respect of its income, Business, assets, properties, activities or operations or for which the Company may otherwise be liable or otherwise imposed upon the Selling Shareholders (A) for any period ending prior to or on the Closing Date, or (B) with respect to a breach of the representations and warranties contained in Section 2 hereof.

     8.03. Notice and Opportunity to Defend Third-Party Claims. Promptly after (a) receipt by any party hereto of notice of the assertion of any claim against such party by a person not a party to this Agreement or (b) the discovery by such party of any Loss giving rise to indemnification hereunder, in each case with respect to which such party hereto expects to make a request for indemnification hereunder, such party (the "Indemnified Party") shall give the party or parties that may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such claim or Loss in reasonable detail (an "Indemnification Notice"). If the Indemnified Party fails to give the Indemnification Notice in a timely manner and the Indemnifying Party is materially prejudiced in its defense by such failure, the Indemnifying Party's liability in respect of such claim or Loss shall be reduced to the extent of such prejudice. Except as otherwise provided in this Section 8, such Indemnifying Party shall have the right, at its option, to defend, at its own expense and through counsel of its own choosing, any such claim involving the asserted liability of the Indemnified Party as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the party seeking indemnification hereunder; provided, however, that such counsel shall be satisfactory to the Indemnified Party in the exercise of the Indemnified Party's absolute and sole discretion. If counsel satisfactory to the Indemnified Party is not selected by the Indemnifying Party within thirty (30) days of any Indemnification Notice, then the Indemnified Party may select counsel to defend any such claim and, in such event, the Indemnifying Party shall be responsible for and pay all attorney fees, costs and expenses of such counsel and all Losses arising from or relating to such claim and the Indemnifying Party shall no longer be entitled to select counsel with respect to such claim. If any Indemnifying Party shall undertake to defend a claim asserted by a person not a party to this Agreement, it shall give a notice (a "Defense Election Notice") to the Indemnified Party of its intention to do so within ten (10) business days of the Indemnification Notice to which it relates.

     Whether or not the Indemnifying Party does choose so to defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. So long as the

Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall not compromise or settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Notwithstanding an election by an Indemnifying Party to assume the defense of such action or proceeding, such Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by the Indemnifying Party to represent such Indemnified Party would present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Party); (c) the Indemnifying Party shall not have employed counsel satisfactory to such Indemnified Party in the exercise of the Indemnified Party's reasonable judgment to represent such Indemnified Party within a reasonable time after notice of the institution of such action or proceeding; or (d) the Indemnifying Party shall authorize such Indemnified Party to employ separate counsel at the Indemnifying Party's expense. All out-of-pocket costs and expenses incurred in connection with an Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted claim or loss.

     Notwithstanding anything to the contrary herein, if the Indemnifying Party does not give a Defense Election Notice within ten (10) business days of the Indemnification Notice, the Indemnified Party shall be free, in its sole discretion, to defend, compromise or settle the claim for which indemnification is sought, and the Indemnifying Party shall pay all Losses incurred by the Indemnified Party arising from or relating to such Losses.

     8.04. Non-Third Party Claims, Costs and Expenses. If any Indemnification Notice delivered pursuant to Section 8.03 does not relate to a claim or Loss or the commencement of any action or proceeding by a third party, the Indemnifying Party shall promptly pay to the Indemnified Party the full amount of the claim or Loss set forth in such notice. In any case where an Indemnifying Party is obligated to pay costs or other expenses, such Indemnifying Party shall promptly pay to the Indemnified Party, upon the request of the Indemnified Party, the amount of such costs or expenses.

     8.05. Limitations on Indemnification. Notwithstanding anything contained herein to the contrary, (i) the Selling Shareholders, jointly and severally, shall have no liability or obligation to the Company, CRI or their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees or agents for or with respect to any claim for indemnification pursuant to paragraph 3(a) of the Escrow Agreement in excess of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) and pursuant to paragraph 3(b) of the Escrow Agreement in excess of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), (ii) each of the Charity Shareholders shall have no liability to the Company, CRI or their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees or agents for or with respect to any indemnification obligations pursuant to Sections 8.02(b)(i) hereof which are, in the aggregate, in excess of its proportionate share of the Purchase Price, and (iii) each of the Family Shareholders shall have no liability to the Company, CRI or their respective parent companies, affiliates, successors, permitted assigns, directors, officers, employees or agents for or with respect to any indemnification obligations pursuant to Sections 8.02(a)(i), (iii) and (iv) and Section 8.02(c) hereof which are, in the aggregate, in excess of his proportionate share of the Purchase Price.

     8.06. Set-off Against Escrow Fund. Notwithstanding anything contained herein to the contrary, CRI shall have the right, at any time and from time to time, to set-off against and apply the entire amount or any portion of the Escrow Fund to satisfy any and all claims for indemnification hereunder that it may have against any of the Selling Shareholders, whether pursuant to this Agreement or pursuant to paragraph 3 of the Escrow Agreement, regardless of whether any such claims exceed any Selling Shareholder's proportionate interest in the Escrow Fund and regardless of which Selling Shareholder may have caused a claim for indemnification to be made hereunder or under the Escrow Agreement. Such right of CRI shall be available regardless of whether the Selling Shareholders are defending CRI, the Company or their respective parent companies, affiliates, successors, assigns, directors, officers, employees or agents in good faith against any claim or Loss or whether such claim or Loss is actual or threatened.

     8.07. Duration. Any claim for indemnification hereunder shall be made during the periods of time set forth in Section 9.01 hereof and as set forth in the Escrow Agreement. Once a claim for indemnification hereunder has been timely made, the indemnification obligations of the Selling Shareholders shall remain in full force and effect and binding upon each of them, notwithstanding that the periods of time specified in Section 9.01 hereof or in the Escrow Agreement have expired.


                               SECTION 9

                             MISCELLANEOUS

     9.01. Survival. All representations and warranties of the Company and/or the Selling Shareholders contained in this Agreement and in the Schedules attached hereto and the certificates and other documents delivered pursuant to this Agreement shall survive the Closing for a period of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties of the Selling Shareholders contained in Sections 2.14, 2.16 and 2.17 hereof shall survive and continue in full force and effect until ninety (90) days following the expiration of the applicable statute of limitations with respect to the matters, acts, events or information covered by such Sections; and provided further, however, that the foregoing survival periods shall not limit or have any effect on the indemnification obligations of the Selling Shareholders under the Escrow Agreement or on the length of time that such indemnification obligations under the Escrow Agreement shall remain binding upon the Selling Shareholders.

     9.02. Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if (a) delivered by hand and receipted for, (b) sent by certified United States Mail, return receipt requested, first class postage pre-paid, (c) delivered by overnight receipted delivery service or (d) telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, first class postage pre-paid, as follows:

If to CRI:                           with a copy to (which shall not
                                     constitute notice):

CRI Corporation - Sumter             Krieg DeVault Alexander & Capehart, LLP
c/o Chromcraft Revington, Inc.       One Indiana Square, Suite 2800
1100 North Washington Street         Indianapolis, Indiana 46204
Delphi, Indiana 46923                ATTN: Nicholas J. Chulos, Esq.
ATTN: Frank T. Kane, Vice President  Telephone:  (317) 636-4341
Telephone:  (765) 564-3500           Telecopier: (317) 636-1507
Telecopier: (765) 564-6673

If to Company:                       with a copy to (which shall not
                                     constitute notice):

Korn Industries, Incorporated        Lee, Erter, Wilson, Holler & Smith, L.L.C.
P.O. Box 100                         126 North Main Street
Sumter, South Carolina 29151         Sumter, South Carolina 29150
Telephone:  (803) 778-5444           ATTN: Jack W. Erter, Jr., Esq.
Telecopier: (803) 773-6959           Telephone:  (803) 778-2471
                                     Telecopier: (803) 778-1643

If to any of the Selling Shareholders:

Jack W. Erter, Jr., Esq., Shareholder Representative
Lee, Erter, Wilson, Holler & Smith, L.L.C.
126 North Main Street
Sumter, South Carolina 29150
Telephone:  (803) 778-2471
Telecopier: (803) 778-1643

or such substituted address or person as any party has given to the other parties in writing.

     All such notices, requests and other communications shall be effective (a) if delivered by hand, when delivered, (b) if mailed in the manner provided herein, two (2) business days after deposit with the United States Postal Service, (c) if delivered by overnight express delivery service, on the next business day after deposit with such service, and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

     9.03. Shareholder Representative. Each of the Selling Shareholders hereby designates and appoints Jack W. Erter, Jr., as their shareholder representative (the "Shareholder Representative") effective as of the date of this Agreement. The Shareholder Representative shall (a) receive any and all notices and other communications to be given under this Agreement to any of the Selling Shareholders, (b) have the responsibility of sending each such notice and other communication to the appropriate Selling Shareholder, (c) distribute the Purchase Price less the Escrow Fund in accordance with
Section 1.04 hereof, and (d) have such other duties, power and authority specified in this Agreement. The Shareholder Representative shall have the requisite power and authority to compromise, defend, release or settle any claims for indemnification for the liabilities described in the Escrow Agreement. Any replacement of the Shareholder Representative shall be effective only if in writing signed by all of the Selling Shareholders and delivered to CRI. If the Shareholder Representative resigns or is unwilling or unable to continue to serve as the Shareholder Representative under this Agreement or the Escrow

Agreement, then the Selling Shareholders shall, within thirty (30) days after the date that the Shareholder Representative resigns or becomes unwilling or unable to continue serving, designate and appoint a replacement Shareholder Representative who shall have the same duties, power and authority as his predecessor under this Agreement and the Escrow Agreement. If the Selling Shareholders fail for any reason to designate and appoint a replacement Shareholder Representative, CRI may, but is not obligated to do so, designate and appoint, in its sole discretion, a person or entity to act as the Shareholder Representative under this Agreement and the Escrow Agreement.

     9.04. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, that no party hereto may assign this Agreement without the prior written consent of the other parties except that CRI may assign this Agreement and its rights and obligations hereunder to any subsidiary or affiliate of CRI without the prior consent of the Selling Shareholders.

     9.05. Benefits. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.06. Waiver; Amendment. (a) The parties hereto may by an instrument in writing signed by all of the parties: (i) waive any inaccuracies in the representations or warranties of any party hereto contained in this Agreement or in any document delivered pursuant hereto or thereto; (ii) waive the performance by any party of any of the covenants or agreements to be performed by such other party under this Agreement; or (iii) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Transaction. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

     (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

     9.07. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

     9.08. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     9.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to any choice or conflict of law provisions, principles or rules (whether the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

     9.11. Entire Agreement. This Agreement, the Escrow Agreement and the other agreements and documents referenced herein supersede all other prior understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto or between CRI and the Selling Shareholders relating to the Transaction, this Agreement and the matters contemplated hereby and thereby and constitute the entire agreement among the parties hereto relating to the subject matter hereof and thereof. The parties hereto agree that the letter dated July 16, 1999 from CRI's parent company to the Company, the letter dated July 19, 1999 from the Company to CRI's parent company and the supplemental letter dated July 26, 1999 from the Company to CRI's parent company are hereby terminated and of no force or effect.

     9.12. Expenses. In the event that the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own respective expenses related to this Agreement and the Transaction.

     9.13. Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders shall include any other gender, as the context requires.

     9.14. Construction. This Agreement is the product of negotiation by the parties hereto and shall be deemed to have been drafted by the parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

     9.15. Schedules. The Schedules attached hereto and the Updated Schedules and Materials are intended to be and hereby are specifically made a part of this Agreement and are deemed to be representations and warranties of the Company and the Selling Shareholders.

     9.16. Jurisdiction and Venue. The parties hereto hereby agree that all claims, actions, suits and proceedings between or among the parties relating to this Agreement shall be filed, tried and litigated only in the Circuit Court or Superior Courts of Marion County or the United States District Court for the Southern District of Indiana, Indianapolis Division. In connection with the foregoing, the parties hereto consent to the jurisdiction of such courts and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such courts.

     9.17. Termination of Certain Agreement. The parties hereto agree that the Agreement dated as of December 31, 1992, a copy of which is included in Schedule 2.03(b) hereto, is terminated and of no further force or effect as of the date hereof.


                               SECTION 10

       REPRESENTATIONS AND WARRANTIES OF THE CHARITY SHAREHOLDERS

     Each of the Charity Shareholders hereby represents and warrants to CRI as to only itself as of the date of this Agreement and as of the Closing Date as follows:

     10.01. Organization. The Charity Shareholder is a corporation or, with respect to the Dr. G. Clifford and Florence B. Decker
Foundation only, a trust. The Charity Shareholder is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation.

     10.02. Authority; No Violations. (a) The Charity Shareholder has the requisite power and authority to enter into this Agreement and to perform its respective obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 6.02 hereof. This Agreement and its execution and delivery by the Charity Shareholder has been duly authorized and approved by the Board of Directors or Trustees of the Charity Shareholder. This Agreement constitutes a valid and binding obligation of the Charity Shareholder and is enforceable against the Charity Shareholder in accordance with its terms.

     (b) There are no outstanding or authorized options, warrants, commitments, calls, puts, agreements, understandings, commitments, arrangements or subscription rights relating to any Shares owned by the Charity Shareholder, nor are there any securities convertible into or representing the right of the Charity Shareholder to purchase or otherwise acquire any capital stock or other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights of the Charity Shareholder with respect to the Company.

     (c) Except as set forth in Schedule 10.02(c) hereto, the Charity Shareholder owns its respective Shares free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, transfer restrictions, rights of conversion or exchange, adverse claims or rights of any third party and any other restriction or limitation whatsoever. The Charity Shareholder holds its respective Shares as its sole and separate property. No consent, approval, authorization or waiver of any person, proprietorship, partnership, limited liability company, corporation or other entity or any third party is required for the execution, delivery and performance of this Agreement by the Charity Shareholder.

     10.03. Certain Claims. There are (a) no agreements or claims of any nature that the Charity Shareholder has with or against the Company or any of its directors, officers, employees or agents as of the date of this Agreement or which may arise subsequent to the date of this Agreement, and (b) no agreements or claims of any nature that the Company or any of its directors, officers employees or agents has with or against the Charity Shareholder as of the date of this Agreement or which may arise subsequent to the date of this Agreement.

     10.04. No Third Party Consents. Other than the approval of the Board of Directors or other appropriate officer or person at the Charity Shareholder, no consent, approval, authorization, clearance or waiver of or any filing with or notice to any foundation, person, partnership, corporation, limited liability company or other entity or third party or any government agency or authority is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Charity Shareholder.

     10.05. Bring-Down of Representations and Warranties on the Closing Date. All representations and warranties of the Charity Shareholder contained in this Agreement shall be true, accurate and complete, and shall be made again, on and as of the Closing Date.

     IN WITNESS WHEREOF, CRI, the Company and the Selling Shareholders have made, entered into and executed this Agreement as of the day and year first above written.

                                        CRI:

                                        CRI CORPORATION-SUMTER

                                        By: /s/ Michael E. Thomas
                                        -----------------------------
                                        Michael E. Thomas, President


                                        COMPANY:

ATTEST:                                 KORN INDUSTRIES, INCORPORATED


By:                                     By: /s/ Joseph G. Frank
-------------------------------         ------------------------------
                                        Printed: Joseph G. Frank
Its                                     Title: Vice President
-------------------------------



                                        SELLING SHAREHOLDERS:

                                        TISDALE FAMILY LIMITED PARTNERSHIP


                                        By: /s/ Jane F. Tisdale
                                        -------------------------------
                                        Jane F. Tisdale, co-general
                                        partner


                                        By: /s/ W. M. Tisdale, Sr.
                                        -------------------------------
                                        W. M. Tisdale, Sr., co-general
                                        partner



                                        /s/ C. Arnold Decker, Jr.
------------------------------          -------------------------------
Witness                                 C. Arnold Decker, Jr.


                                        /s/ C. Arnold Decker, Jr.
------------------------------          -------------------------------
Witness                                 C. Arnold Decker, Jr., as life
                                        tenant


                                        /s/ William Melton Tisdale, Jr.
------------------------------          -------------------------------
Witness                                 William Melton Tisdale, Jr.

                                        /s/ William Melton Tisdale, Jr.
------------------------------          -------------------------------
Witness                                 William Melton Tisdale, Jr., as
                                        remainderman


                                        /s/ Bonnie Lee D. Decker
------------------------------          -------------------------------
Witness                                 Bonnie Lee D. Decker


                                        /s/ Sidney Keith, Jr.
------------------------------          -------------------------------
Witness                                 Sidney Keith, Jr.


                                        /s/ Susan D. Keith
------------------------------          -------------------------------
Witness                                 Susan D. Keith

                                        FIRST PRESBYTERIAN CHURCH OF
ATTEST:                                 SUMTER, S.C.


By:                                     By: /s/ Lad F. Owens, Jr.
-------------------------------         ------------------------------
                                        Printed: Lad F. Owens, Jr.
Its                                     Title: Trustee
-------------------------------

ATTEST:                                 LLOYD OGILVIE MINISTRIES


By:                                     By: /s/ Lloyd Ogilvie
-------------------------------         ------------------------------
                                        Printed: Lloyd Ogilvie
Its                                     Title: President
-------------------------------

ATTEST:                                 IN TOUCH MINISTRIES


By:                                     By: /s/ Thomas E. Rogeberg
-------------------------------         ------------------------------
                                        Printed: Thomas E. Rogeberg
Its                                     Title: Executive Vice President
-------------------------------

ATTEST:                                 CORAL RIDGE MINISTRIES


By:                                     By: /s/ Gail A. Brown
-------------------------------         ------------------------------
                                        Printed: Gail A. Brown
Its                                     Title: Director of Finance
-------------------------------

ATTEST:                                 BEN HADEN MINISTRIES


By:                                     By: /s/ Ben Haden
-------------------------------         ------------------------------
                                        Printed: Ben Haden
Its                                     Title: President
-------------------------------

                                        SOCIETY FOR THE PREVENTION OF
                                        CRUELTY TO ANIMALS AND HUMANE
                                        EDUCATION CENTER OF SUMTER,
ATTEST:                                 INC.


By:                                     By: /s/ Cindy Cook
-------------------------------         ------------------------------
                                        Printed: Cindy Cook
Its                                     Title: President
-------------------------------

                                        DR. G. CLIFFORD AND FLORENCE B.
ATTEST:                                 DECKER FOUNDATION


By:                                     By: /s/ Ferris G. Akel
-------------------------------         ------------------------------
                                        Printed: Ferris G. Akel
Its                                     Title: Chairperson
-------------------------------

     The undersigned, Jack W. Erter, Jr., hereby accepts the designation and appointment by the Selling Shareholders as the Shareholder Representative under this Agreement and the Escrow Agreement and agrees to perform as required under this Agreement and the Escrow Agreement (including, without limitation, pursuant to Sections 1.04 and 9.03 hereof). By executing this Agreement below, the undersigned does not make any of the representations, warranties or covenants of any of the Selling Shareholders contained in this Agreement or become bound by the indemnification obligations of the Selling Shareholders provided in Section 8.02 hereof.


                                        /s/ Jack W. Erter, Jr.
                                        --------------------------------
                                        Jack W. Erter, Jr., as Share-
                                        holder Representative